UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A 3

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Oct. 28, 2011

Dewmar International BMC, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32032	83-0375241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

132 E. Northside Dr. Suite C Clinton, MS	39056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (601) 488-4360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc.(“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock. DSD is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions.

BUSINESS-DSD

DSD was formed as a Nevada corporation on March 13, 2009. On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc. (“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock. DSD is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions.

The Company’s trademarked brand name Lean has been repeatedly used in popular hip hop music by a number of rap artists throughout the entire United States over the past 10 years or more; this shows that the trademarked name shall already have some limited recognition by our targeted consumers due to this fact. Trademark is under the name of Dewmar International BMC, Inc. which is now DSD.

DSD (also referred to as “the Company”) is an existing business that launched its Lean Slow Motion PotionTM brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and registered in the state of Nevada, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015. “IBISWorld. “Soft Drink Production in the US Industry Report. “Obtained June 2010.” Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market. These include Innovative Beverage Group, Inc.; Funktional Beverages, Inc.; Katalyst Beverage Corp.; Revolt Distribution, Inc.; Next Generation Waters, Inc.; VIB Holdings, LLC; BeBevCo, Inc.; The Chill Group, Inc.; Boisson Slow Cow, Inc.; Sarpes Beverages, LLC. The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical affects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors. The research was completed by Dr. Moran himself during a series of surveys from 2000 – 2003 while working on his Masters Thesis in college and Dr. Moran is also basing this on his personal experience. DSD is perfectly positioned to be a leader this market with its Lean Slow Motion PotionTM beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

DSD uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its retailers marketing materials including posters, display racks, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used. The Company has had agreements with Swisha House Entertainment of Houston, Texas during the 2009 and year end 2010 but the contract since then has been terminated. DSD has plans to contact additional rap artists’ agents and management groups throughout the next 12 months to discuss mutually beneficial contractual endorsements.

2

DSD has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion PotionTM elicits a different kind of mindset. . The active ingredients in Lean Slow Motion Potion are melatonin, rose hips and valerian root. Although there are numerous online journals and texts available that speaks on the topics of these ingredients. We have included a single quote regarding each ingredient from two of the more notable online health/wellness websites. WebMD website (www.WebMD.com) makes the following comment regarding two active ingredients that are found in Lean, “Melatonin supplements are sometimes used to treat jet lag or sleep problems (insomnia).” “There are probably 40 or 50 different herbs on the market that advertise that they really do something for sleep. There are only four or five that actually have any significant scientific data behind them. Valerian is a big one.” Furthermore, the website www.HealthLine.com made the following comments about the herb Rose Hips, “can also soothe the nervous system and relieve exhaustion.” The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the demands of street life. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing. The US Pharmacopeia (USP) publishes official monographs for certain substances. These monographs include specific assay methods and product specifications to assure identity and potency. Material that is tested by these methods to meet those specifications is then eligible to be called pharmaceutical grade. This is what we are referencing as it pertains to the active herbal ingredients contained within our nutritional supplement: Melatonin, Valerian Root and Rose Hips.

The two herbal ingredients valerian root and rose hips referenced as pharmaceutical grade are sourced by Allen Flavors, Inc. of 23 Progress St. Edison, NJ 08820. The melatonin referenced as pharmaceutical grade is sourced by Metabev, Inc. of 75 Kingsland Ave. Clifton, NJ 07014.

Current Good Manufacturing Practices are followed by the pharmaceutical, biotech firms and food/beverage manufacturers to ensure that the products produced meet specific requirements for identity, strength, quality, and purity. The Current Good Manufacturing Practices Guidelines are regulations enforced by the U.S. Food and Drug Administration (FDA). These regulations are put into place to protect American citizens from potentially harmful products.

With a clear brand identity and current roster of distribution partners, the Company earns revenue through the wholesale of its products. The Company also expects to generate revenue by offering advertising space on its cans and on its website. DSD specifically offers three packages – a platinum package, gold package, and silver package that offer advertisers different levels of marketing. From among these packages, customers can choose whether they’d like to place banners ads on the Company’s website or have their name, logo, and website featured on a Lean can, among other options.

Terminated Mirador Transaction

On June 20, 2011, Mirador, Inc. entered into an exchange agreement to purchase 80% of the outstanding shares of DSD Network of America, Inc. (“DSD”) in exchange for 40,000,000 common shares of Mirador stock. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), DSD would have become a wholly-owned subsidiary of Mirador and Mirador would have acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions. On Oct. 28, 2011 the acquisition agreement between Mirdor, Inc. and DSD Network of America, Inc. dated June 20, 2011 was unwound and terminated as DSD has chosen to pursue another route to become a publicly traded company. As a result DSD Network of America, Inc. is no longer a wholly owned subsidiary of Mirador, Inc.

3

Product Description

The Company’s Lean Slow Motion PotionTM is a potent yet refreshing carbonated beverage that is naturally sweetened. With elements such as Acai Berry, Valerian Root, Rose Hips, and Melatonin, Lean beverages relieve everyday stress by creating an almost immediate sense of relaxation. Lean is available in three flavors – Purp, Yella, and Easta Pink. Served chilled straight up, over ice, blended, or in various cocktail combinations, Lean Slow Motion PotionTM can appease a variety of personal tastes.

Purp resembles a light grape soda with aromatic hints of two novel ingredients that drinkers are typically unable to pinpoint, but yet still enjoy. Focused on the more traditional Texas-based consumer, the raw mix is enhanced with a special syrup concentrate to take the edge off. A number of popular Texas rap stars, particularly Houston artists, have made this flavor the most well-known among hip hop fans worldwide as the name “Purp” has been used in more songs online, on the radio, and in music videos – more than any other relaxation beverage brand flavor on the market today. **

Yella is a mixture of two natural wild backwoods-grown Southern flavors enhanced by a light pineapple base. This Memphis-, Tennessee born flavor includes a robust honeysuckle-like sweetener. This flavor was derived from the wildly popular lyrics of the Oscar Academy Award-winning rap group Three 6 Mafia, that repeatedly mention how they prefer sipping on that “Yella Yella” beverage to get them in the artistic zone and a steady, relaxed state of mind.** The Company does not have these artists’ permission for their song lyrics/persona.

Easta Pink combines strawberry cotton candy with two popular flavors loved by children and adults alike. Inspired by repeat multi-platinum album selling and Grammy Award-winning rap artist DeWayne Michael Carter (aka Lil Wayne) of New Orleans, this mixture reveals a triple flavor combination including special syrup, Lil Wayne gives accolades to this concoction of Lean flavors as being his most favorite, with Purp being second. He single-handedly popularized the term Easta Pink in many of his hit songs while performing live worldwide and in multiple music videos aired on the MTV, VH1, and BET cable networks.**

**No proprietary or intellectual property of these artists is used. The terminology that the artists use are slang terminologies that we have happened to have trademarked such as Lean Slow Motion Potion or have created sub-category brand names for in the form of a flavor description as it pertains to Purp, Yella and Easta Pink.

List of States Dewmar has/had Distributors

States marked “Currently” reflect states that the Company has shipped product to within the past 6 months to a distributor that has sold product in that state.

States marked “Had” means that the Company has not shipped product to any distributor in that state within the last 6 months..

●	Arkansas—Currently
●	Alabama—Currently
●	Florida—Had

4

●	Georgia—Had
●	Iowa—Currently
●	Illinois—Currently
●	Louisiana—Currently
●	Massachusetts—Had
●	Maryland—Had
●	Michigan—Currently
●	Minnesota—Currently
●	Missouri—Currently
●	Mississippi—Currently
●	North Carolina—Currently
●	Nebraska—Currently
●	Nevada—Had
●	New York—Had
●	Oklahoma—Currently
●	Pennsylvania—Had
●	South Carolina—Had
●	Tennessee—Currently
●	Texas—Currently
●	Virginia—Currently
●	West Virginia—Had

The Company does not have distribution agreements with every distributor, only those distributors who require exclusive territories or reserved markets for distribution of the Company’s brand.

PROPERTIES-DSD

The Company leases space at 132 E. Northside Dr. Suite C Clinton, M 39056. The Company believes this property will be adequate for its needs for at least the next 12 months.

Legal Proceedings-DSD

The Company is aggressively defending itself in all of the below proceedings. The Company’s management believes the likelihood of future liability to the Company for these contingencies is remote, and the Company has not recorded any liability for these legal proceedings at September 30, 2012, June 30, 2012, March 31, 2012, December 31 2011, November 30, 2011, and November 30, 2010. While the results of these matters cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

During January 2011, a claim was filed against DSD by Corey Powell, in Ascension Parish, LA 23rd Judicial District Court. Corey Powell was a former distributor of LEAN, a relaxation beverage marketed by DSD. Powell filed suit to recover allegedly unpaid commissions, “invasion fees” and “finder’s fees.” The commissions related to payments allegedly owed for Powell’s direct sale of LEAN product to wholesalers and retailers. The invasion fees relate to payments allegedly owed to Powell when the LEAN product was sold by other wholesalers in his geographic territory. The finders’ fees relate to payments allegedly owed to Powell for introducing investors to the DSD management. Discovery is ongoing. Written discovery has been propounded and depositions have been taken to better understand the nature and basis for the plaintiff’s claims and to build DSD’s defenses. DSD has vigorously contested each and every one of the plaintiff’s allegations and has instructed counsel to proceed to trial on the merits. There have been negotiations between the counsel for the parties regarding dropping approximately half of the original claims.

On February 14, 2011, a claim was filed against DSD by Charles Moody, in Caddo Parish, LA First Judicial Court. Charles Moody loaned DSD approximately $63,000 in June 2009. In exchange, Moody received a Promissory Note containing the terms and conditions of the repayment of the loan. Based upon the understanding of the parties, DSD began making monthly payments to Moody in January 2010 in satisfaction of the loan. In December 2010, final payment of the remaining balance of the loan was paid to Moody in full and final satisfaction of the Promissory Note. Moody filed suit to recover “late fees” allegedly owed under the Promissory Note. DSD contends the Promissory Note was satisfied with the final payment in December 2010; Moody contends that repayment should have begun in November 2009, and that because it did not, late fees are owed. Discovery is ongoing. Written discovery has been propounded and depositions have been taken to better understand the nature and basis for the plaintiff’s claims and to build DSD’s defenses DSD has vigorously contested each and every one of the plaintiff’s allegations.

5

On November 9, 2011, Charles Moody and DeWayne McKoy filed a claim against DSD and Marco Moran, CEO, in Bossier Parish, LA 26th Judicial Court. Charles Moody and Dewayne McKoy, allegedly both shareholders of DSD, brought an action against Dr. Moran alleging that he engaged in various acts of misconduct and breaches of his fiduciary duties to the corporation which damaged them as minority shareholders. Moody and McKoy also seek damages from Dr. Moran for dilution and/or loss of value of their shareholder interest in DSD as a result of his alleged misconduct. DSD is a nominal defendant in this derivative action, as required by Louisiana law. Initial pleadings have been filed and exceptions to the plaintiff’s claims have been asserted. Discovery has not yet commences. DSD vigorously denies that its officers or directors engaged in any conduct which may have harmed minority shareholders.

During December 2011, Innovative Beverage Group Holdings (“IBGH”) filed a claim against Dewmar International BMC, Inc., Unique Beverage Group, LLC. and Marco Moran, CEO of the Company, in Harris County, TX 61st Judicial District Court, whereas the plaintiff asserted certain allegations. On February 24, 2012, the Company filed a motion for summary judgment to dismiss these frivolous allegations due to lack of proper evidence. On April 12, 2012 Dewmar International BMC, Inc was given written notice of its non-suit without prejudice from Innovative Beverage Group, Inc. This releases Dewmar International BMC, Inc. from any and all liability. Dewmar’s countersuit remains alive.

On March 22, 2012 whereas Plaintiff, DSD NETWORK OF AMERICA, INC. (hereinafter “DSD”) is a Nevada corporation doing business in Clark County, Nevada files suit against Defendants DeWayne McKoy, Charles Moody, Corey Powell and Peter Bianchi in United States District Court; District of Nevada for a combined thirteen complaints accusing this group of defendants in colluding against the Company. Answers have been received from McKoy, Moody and Powell and Powell has filed a counterclaim. DSD vigorously denies all the claims in Powell’s counterclaim.

EXECUTIVE COMPENSATION—DSD

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officer during the last two fiscal years including both accrued and cash compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marco Moran, President, Sec.,	2011	$120,000	*	0	0	0	0	0	0	$120,000	*
Treas, Dir, CFO, CEO	2010	120,000	**	0	0	0	0	0	0	120,000	**

RECENT SALES OF UNREGISTERED SECURITIES—DSD

None.

SECURITY OWNERSHIP–DSD

The following table sets forth certain information as of October 1, 201 1 regarding the number and percentage of our Common Stock (being our only voting securities) beneficially owned by each officer, director, each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own 5% or more of our Common Stock, and all officers and directors as a group.

Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Percent of Class

Common	Marco Moran, President, CEO, and Director	40,000,000	99.9%

All Officers and Directors as a Group		40,000,000	99.9%

6

MANAGEMENT DISCUSSION AND ANALYSIS

Certain statements in this report and elsewhere (such as in other filings by the Company with the Securities and Exchange Commission (“SEC”), press releases, presentations by the Company of its management and oral statements) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and “should,” and variations of these words and similar expressions, are intended to identify these forward-looking statements. Actual results may materially differ from any forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures and constantly changing technology and market acceptance of the Company’s products and services. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Results of Operations

Fiscal Year Ended November 30, 2010 Compared to Fiscal Year Ended November 30, 2011

Revenue

Revenue is presented net of sales allowances. Net revenue increased $700,952, to $1,106,903 from $405,951 for the years ended November 30, 2010 and 2009, respectively. This increase was primarily due to overall increase in business activities, including opening of Houston office and increased marketing efforts and that fact that the 2009 year was not a fully year as the corporation was formed on March 13, 2009.

Cost of Goods Sold

Cost of goods sold increased $308 , 879 to $500,026 from $191,147 for the years ended November 30, 2010 and 2009, respectively. This overall increase was primarily the result of increased costs of raw materials and shipping and that fact that the 2009 year was not a fully year as the corporation was formed on March 13, 2009..

Operating Expenses

Operating expenses increased $380,909, to $621,574 from $240,665 for the years ended November 30, 2010 and 2009, respectively. The overall increase in operating expenses results from increases in marketing and advertising costs and general and administrative of $46,325 and $320,496, respectively and that fact that the 2009 year was not a fully year as the corporation was formed on March 13, 2009.

Interest Expense

For the years ended November 31, 2011 and 2010, the Company recognized interest expense of $43,159 and $128,738, respectively.

Net Loss

Our net losses for the years ended November 30, 2011 and 2010 were $313,497 and $143,275, respectively. The increase in net loss is attributable to the increases in expenses, partially offset by the increase in revenue, which is discussed above.

7

Liquidity and Capital Resources

During the years ended November 30, 2010 and 2009, the Company recognized positive (negative) cash flows from operating activities of ($81,906) and ($51875), respectively. As of November 30, 2010, the Company held cash and cash equivalents of $242,644 compared to cash of $129,532 as of November 30, 2009.

The Company incurred net losses of $143,275 and $56,073 for the years ended November 30, 2010 and 2009, respectively. The Company is dependent upon obtaining adequate financing to enable it to pursue its business plan and manage its operations for profitability. The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. These limitations have adversely affected the Company’s ability to obtain certain projects and pursue additional business. There is no assurance that the Company will be able to raise sufficient funding to enhance the Company’s financial resources sufficiently to generate volume for the Company, or to engage in any significant research and development, or purchase plant or significant equipment.

Management has been successful in raising sufficient funds to cover the Company’s immediate expenses including general and administrative.

The Company as a whole may continue to operate at a loss for an indeterminate period thereafter, depending upon the performance of its new businesses. In the process of carrying out its business plan, the Company will continue to identify new financial partners and investors. However, it may determine that it cannot raise sufficient capital to support its business on acceptable terms, or at all. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all.

Commitments

We do not have any commitments, which are required to be disclosed in tabular form as of December 31, 2011.

Off-Balance Sheet Arrangements

As of December 31, 2011, we have no off-balance sheet arrangements such as guarantees, retained or contingent interest in assets transferred, obligation under a derivative instrument and obligation arising out of or a variable interest in an unconsolidated entity.

Critical Accounting Policies

In preparing our consolidated financial statements, we make estimates, assumptions and judgments that can have a significant impact on our operating income and net income as well as on the value of certain assets and liabilities on our consolidated balance sheet. The application of our critical accounting policies requires an evaluation of a number of complex criteria and significant accounting judgments by us. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Senior management has discussed the development, selection and disclosure of these estimates with the Board of Directors. Actual results may differ materially from these estimates under different assumptions or conditions.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made and/or if different estimates that reasonably could have been used or changes in the accounting estimates that are reasonably likely to occur periodically could materially impact the consolidated financial statements. Management believes the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of the consolidated financial statements:

Revenue Recognition Policy

The Company recognizes revenue when the product is shipped and title passes to the customer. The Company’s standard terms are ‘FOB’ receiving point. If a customer receives any product that they consider damaged or unacceptable, the customer must document any such damages or reasons for it not to be accepted on the original invoice upon delivery and then inform the Company within 72 hours of receipt of the product. The Company does not accept returns of product for reasons other than damage.

We record estimates for reductions to revenue for customer programs and incentives, including price discounts, volume-based incentives, and promotions and advertising allowances. No products are sold on consignment. Revenue is shown net of sales allowances on the accompanying statements of operations.

Cost of Goods Sold

The Company’s cost of goods sold includes all costs of beverage production, which primarily consist of raw materials such as concentrate, glass, labels, caps and packaging materials. Additionally, costs incurred for shipping and handling charges are included in cost of goods sold. The Company does not bill customers for cost of shipping unless the Company incurs additional charges such as refusing initial shipment or not being able to receive shipment at their prescheduled time with the freight company. The Company’s gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as general and administrative expenses.

8

AUDITED FINANCIAL STATEMENTS OF ACQUISITION CANDIDATE

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of DSD Network of America, Inc.

We have audited the accompanying balance sheets of DSD Network of America, Inc. (formerly Dewmar International BMC, INC.), (the “Company”) as of November 30, 2010 and 2009, and the related statements of income, stockholders’ equity (deficit) and cash flows for each of the years in the period ended November 30, 2010 and the period March 13, 2009 (inception) through November 30, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DSD Network of America, Inc. as of November 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the period ended November 30, 2010 and the period March 13, 2009 (inception) through November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming DSD Network of America, Inc. will continue as a going concern. As more fully discussed in Note 3 to the financial statements, the Company has incurred net losses since inception and will need to secure new financing or additional working capital in order to pay its obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan as to these matters is also described in Note 3. These financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ LL Bradford & Company LLC

Las Vegas, Nevada

March 29, 2011 (except for Note 13 as to which date is September 14, 2011)

F-1

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)

BALANCE SHEETS

	November 30, 2010	November 30, 2009
ASSETS

Current assets
Cash	$242,644	$129,532
Accounts receivable	117,342	161,086
Inventory	85,382	135,101
Prepaid expenses	6,689	6,681
Total current assets	452,057	432,400

Fixed assets, net	11,642	-

Total assets	$463,699	$432,400

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$627,242	$425,120
Current portion of long-term debt	5,608	33,156
Total current liabilities	632,850	458,276

Notes payable	30,122	30,122

Total liabilities	662,972	488,398

Stockholders’ deficit
Preferred stock; $0.001 par value; 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized, 75,000 shares issued and outstanding	75	75
Additional paid-in capital	-	-
Accumulated deficit	(199,348)	(56,073)
Total stockholders’ deficit	(199,273)	(55,998)

Total liabilities and stockholders’ deficit	$463,699	$432,400

F-2

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF OPERATIONS

		From March 13, 2009
		(inception) to
	November 30, 2010	November 30, 2009
Revenues
Sales, net of discounts	$1,106,903	$405,951
Cost of goods sold	500,026	191,147
Gross profit	606,877	214,804

Operating expenses
Occupancy and related expenses	37,736	17,872
Marketing and advertising	63,402	17,077
Research and development	650	8,089
General and administrative	518,123	197,627
Depreciation	1,663	-
Total operating expenses	621,574	240,665
Loss from operations	(14,697)	(25,861)

Interest expense	(128,738)	(30,220)
Interest income	160	8

Loss from operations before income taxes	(143,275)	(56,073)
Provision for income taxes	-	-
Net loss	(143,275)	(56,073)

Net loss per common share - basic and fully diluted	$(1.91)	$(0.75)

Weighted average common shares outstanding -basic and diluted	75,000	75,000

F-3

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balance, March 13, 2009 (inception)	-	$-	$-	$-

Issuance of stock to founders for services at $0.001 per share	75,000	75	-	75

Net loss	-	-	(56,073)	(56,073)

Balance, November 30, 2009	75,000	75	(56,073)	(55,998)

Net loss	-	-	(143,275)	(143,275)

Balance, November 30, 2010	75,000	$75	$(199,348)	$(199,273)

F-4

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF CASH FLOWS

		From March 13, 2009
		(inception) to
	November 30, 2010	November 30, 2009

Cash flows from operating activities:
Net loss	$(143,275)	$(56,073)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	1,663	-
Share-based compensation	-	75
Changes in operating assets and liabilities:
Accounts receivable	43,744	(161,086)
Inventory	49,719	(135,101)
Prepaid expenses	(8)	(6,681)
Accounts payable and accrued liabilities	(33,749)	306,991
Net cash used by operating activities	(81,906)	(51,875)

Cash flows from investing activities:
Purchase of fixed assets	(13,305)	-
Net cash used by investing activities	(13,305)	-

Cash flows from financing activities:
Proceeds from notes payable	208,323	181,407
Principal payments on notes payable	-	-
Net cash provided by financing activities	208,323	181,407

Net change in cash	113,112	129,532

Cash, beginning of period	129,532	-

Cash, end of period	$242,644	$129,532

Supplemental disclosure of cash flow information:
Interest paid	$128,738	$30,220
Taxes paid	$-	$-

F-5

1. DESCRIPTION OF BUSINESS

DSD Network of America, Inc. (formerly Dewmar International BMC, INC.), (“the Company”) launched its Lean Slow Motion Potion™ brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and incorporated in the state of Nevada on March 13, 2009, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015. Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market. The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical effects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors. The Company is perfectly positioned to be a leader this market with its Lean Slow Motion Potion™ beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

The Company uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its distributors brand manager personnel support, marketing materials including posters, cooler stickers, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

The Company has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion Potion™ elicits a different kind of mindset The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the trends of urban sub-drug culture that has potential to harm communities. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable were composed of receivables from customers for sales of products. The Company performs credit evaluations prior to selling products or granting credit to its customers and generally does not require collateral.

The Company’s trade accounts receivable are typically collected within 60 days from the date of sale. The Company monitors its exposure to losses on trade accounts receivable and maintains an allowance for potential losses and adjustments. The Company determines its allowance for doubtful accounts based on the evaluation of the aging of accounts receivable and detailed analysis of high-risk customers’ accounts, and the overall market and economic conditions of its customers. Past due trade accounts receivable balances are written off when the Company’s collection efforts have been unsuccessful in collecting the amount due. At November 30, 2009 and 2010 the allowance for doubtful accounts was $0.

Inventory - Inventory is stated at the lower of first-in, first-out (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to Cost of goods sold during the period spoilage is incurred.

Fixed Assets - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation. Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years. Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in “Gain or Loss from Operations”.

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

F-7

Revenue Recognition Policy

The Company recognizes revenue when the product is received by and title passes to the customer. The Company’s standard terms are ‘FOB’ receiving point. If a customer receives any product that they consider damaged or unacceptable, the customer must document any such damages or reasons for it not to be accepted on the original invoice upon delivery and then inform the Company within 72 hours of receipt of the product. The Company does not accept returns of product for reasons other than damage.

We record estimates for reductions to revenue for customer programs and incentives, including price discounts, volume-based incentives, and promotions and advertising allowances. No products are sold on consignment. Revenue is shown net of sales allowances on the accompanying statements of operations.

Cost of Goods Sold

The Company’s cost of goods sold includes all costs of beverage production, which primarily consist of raw materials such as concentrate, glass, labels, caps and packaging materials. Additionally, costs incurred for shipping and handling charges are included in cost of goods sold. The Company does not bill customers for cost of shipping unless the Company incurs additional charges such as refusing initial shipment or not being able to receive shipment at their prescheduled time with the freight company. For the year ended November 30, 2010, such costs totaled approximately $54,465. The Company’s gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as general and administrative expenses.

Advertising Expense - The Company recognizes advertising expense as incurred. The Company recognized advertising expense totaling $63,402 and $17,077 for the years ended November 30, 2010 and 2009, respectively.

Research and Development - The Company may engage in a variety of research and development activities. These activities would primarily involve the development of new products, improvement of existing products, improvement and the modernization of the production processes, and the development and implementation of new technologies to enhance the quality and value of both current and future product lines. Consumer research is excluded from research and development costs and included in marketing costs. Research and development costs during the years ended November 30, 2010 and 2009 were $650 and $8,089, respectively.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

F-8

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivables and payables, accrued liabilities and notes payable. The carrying values of these financial instruments approximate their respective fair values as they are either short-term in nature or carry interest rates that approximate market rates.

Fair Value Measurements

Generally accepted accounting principles in the United States (“US GAAP”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement. The three levels are as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Unobservable inputs for which there is little or no market data and which we make our own assumptions about how market participants would price the assets and liabilities.

Share-Based Compensation - In December 2009, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards. Compensation expense is generally recognized over the vesting period. During the years ended November 30, 2010 and 2009, the Company recognized share-based compensation expense totaling $-0- and $75, respectively. See Note 9 for further discussion.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share, is computed using the weighted-average number of outstanding common stock during the applicable period. Diluted earnings per share, is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For the years ended November 30, 2010 and 2009, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

F-9

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. No amounts were in excess of the federally insured program for the years ended November 30, 2010 and 2009.

Concentration of Risk - The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model. The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Geographic Concentration - As of November 30, 2010, most of the Company’s sales are derived from beverage distributors located in the Southern region of the United States. This concentration of sales may have a negative impact on total sales in the event of a decline in the local economies.

Insurance Liability - The Company maintains insurance policies for general liability and property damage. Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits. No liability exists as of November 30, 2010 and 2009, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date. Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions. If actual trends differ from the estimates, future financial results could be impacted.

New Accounting Pronouncements - In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3. The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009. The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010. The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

F-10

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company incurred a net loss of $143,275 for the year ended November 30, 2010, and has accumulated net losses totaling $199,348 since inception. The Company’s operating results are also subject to numerous factors, including fluctuation in the cost of raw materials, changes in consumer preference for beverage products and competitive pricing in the marketplace.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $40,000 through equity financing. Management believes this amount will be sufficient to augment the cash flow it receives from product sales and finance the continuing development for the next twelve months.

4. INVENTORY

Inventory at November 30, 2010 and 2009 consisted of finished goods in the amounts of $60,551 and $27,571, respectively. Additionally, the total Inventory at November 30, 2010 and 2009 consisted of raw materials in the amount of $24,831 and 18, 730, respectively During years ended November 30, 2010 and 2009, the Company recorded spoilage charges of $540 and $0, respectively, which are included the cost of goods sold in the accompanying statements of operations.

5. FIXED ASSETS

Fixed assets consisted of the following as of November 30, 2010 and 2009:

	November 30, 2010	November 30, 2009
Vehicles	$13,305	$-
Less: accumulated depreciation	(1,663)	-
Fixed assets, net	$11,642	$-

F-11

Depreciation expense for the years ended November 30, 2010 and 2009 totaled $1,663 and $-0-, respectively.

6. NOTES PAYABLE

On June 5, 2009, the Company executed an unsecured promissory note for $62,833 with an unrelated third party. The loan bears 8.5% interest and is due on October 11, 2011. As of December 2010, the balance of the note was paid in full.

On August 3, 2009, the Company executed an agreement (“Note Agreement”) with an unrelated entity that subsequently became one of the Company’s distributors, (“Unrelated Distributor”), which provided for the payment of raw goods directly to the Company’s suppliers by the agreement holder. The Unrelated Distributor made direct payments to suppliers for all raw materials  purchased from August 2009 through February 2010. The Note Agreement set forth that interest was payable at a rate of $2.00 per case for all product sold to distributors within the state of Texas and $2.50 per case for all product sold to distributors outside the state of Texas. The Company also agreed that any product purchased by the agreement holder may be charged against any outstanding interest payments owed. As of November 30, 2010 and 2009, the principle and interest amounts due under the agreement were $354,000 and $118,129, respectively, and are due on demand.

On April 28, 2010, the Company executed a promissory note for $13,305 with Regions Bank. The loan is secured by the company vehicle and requires monthly payments in the amount of $1,135. The loan bears 4.45% interest and is due on April 22, 2011. As of February 2011, the balance of the note was paid in full.

7. INTEREST INCOME AND EXPENSE

Interest income for the years ended November 30, 2010 and 2009 totaled $160 and $8, respectively.

Interest expense for the years ended November 30, 2010 and 2009 totaled $128,738 and $30,220, respectively.

8. INCOME TAXES

No provision for federal income taxes has been recognized for the year ended November 30, 2010 the Company incurred a net operating loss for income tax purposes and has no carryback potential.

F-12

9. STOCKHOLDERS’ EQUITY

In March 2009, the Company issued 75,000 shares of its $0.001 par value common stock in to its founders in exchange for services.

10. RELATED PARTY TRANSACTIONS

Sales to Related Party Distributor

During the year ended November 30, 2010, the Company engaged with a distributor that is wholly-owned by the Company’s CEO (the “Distributor”). The Distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors at the request of the Company, sales of product to local retailers or small wholesalers and for the fulfillment of online sales orders. The Company may withdraw cases of product from the Distributor at the Company’s will for Company use, for which the Company will provide the Distributor with a credit memo based on a per-case price equal to the price paid by the Distributor to the Company.

The Distributor pays the Company on a per case basis which is consistent with terms between the Company and third party distributors. Since the Company uses a substantial amount of the Distributor’s inventory as samples and promotions, the Company offers the Distributor credit terms of “on consignment.” During the year ended November 30, 201, the Company recognized revenue from product sales to the Distributor of $6,399, which represented 0.6% of total product revenue recognized by the Company. At November 30, 3010, accounts receivable from the Distributor was $0.

11. LEGAL PROCEEDINGS

The Company is aggressively defending itself in all of the below proceeding. The Company’s management believes the likelihood of future liability to the Company for these contingencies is remote, and the Company has not recorded any liability for these legal proceedings at November 30, 2010. While the results of these matters cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

During January 2011, a claim was filed against DSD by Corey Powell, in Ascension Parish, LA 23rd Judicial District Court. Corey Powell was a former distributor of LEAN, a relaxation beverage marketed by DSD. Powell filed suit to recover allegedly unpaid commissions, “invasion fees” and “finder’s fees.” The commissions related to payments allegedly owed for Powell’s direct sale of LEAN product to wholesalers and retailers. The invasion fees relate to payments allegedly owed to Powell when the LEAN product was sold by other wholesalers in his geographic territory. The finders’ fees relate to payments allegedly owed to Powell for introducing investors to the DSD management.

F-13

Discovery is ongoing. Written discovery has been propounded and depositions have been taken to better understand the nature and basis for the plaintiff’s claims and to build DSD’s defenses.

DSD has vigorously contested each and every one of the plaintiff’s allegations and has instructed counsel to proceed to trial on the merits.

DSD anticipates pre-trial motion practice that may dispose of our limit some of all of the plaintiff’s claims. Until those motions are submitted and heard by the court, DSD cannot accurately evaluate the likelihood of an unfavorable outcome, nor can we estimate the range of any potential loss however, Company’s management believes that losses, if any, resulting from the ultimate resolution of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

On February 14, 2011, a claim was filed against DSD by Charles Moody, in Caddo Parish, LA First Judicial Court. Charles Moody loaned DSD approximately $63,000 in June 2009. In exchange, Moody received a Promissory Note containing the terms and conditions of the repayment of the loan. Based upon the understanding of the parties, DSD began making monthly payments to Moody in January 2010 in satisfaction of the loan. In December 2010, final payment of the remaining balance of the loan was paid to Moody in full and final satisfaction of the Promissory Note. Moody filed suit to recover “late fees” allegedly owed under the Promissory Note. DSD contends the Promissory Note was satisfied with the final payment in December 2010; Moody contends that repayment should have begun in November 2009, and that because it did not, late fees are owed.

Discovery is ongoing. Written discovery has been propounded and depositions have been taken to better understand the nature and basis for the plaintiff’s claims and to build DSD’s defenses. Trial is set for July 31, 2012.

DSD has vigorously contested each and every one of the plaintiff’s allegations.

DSD anticipates pre-trial motion practice that may dispose of our limit some of all of the plaintiff’s claims. Until those motions are submitted and heard by the court, DSD cannot accurately evaluate the likelihood of an unfavorable outcome, nor can we estimate the range of any potential loss however, Company’s management believes that losses, if any, resulting from the ultimate resolution of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

12. COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims. Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance. The Company is not aware of the existence of any such matters at November 30, 2010, and has not provided for any such contingencies, accordingly.

13. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 14, 2011, the date the financial statements were available to be issued.

F-14

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

BALANCE SHEETS

	Unaudited
	August 31, 2011	November 30, 2010
ASSETS
Current assets
Cash	$130,439	$242,644
Accounts receivable	117,060	115,584
Accounts receivable - related party	56,136	1,758
Inventory	77,740	85,382
Prepaid expenses	6,481	6,689
Total current assets	387,856	452,057

Fixed assets, net	14,545	11,642

	14,545	11,642

Total assets	$402,401	$463,699

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$27,234	$17,300
Accrued payroll liabilities	335,796	255,942
Current portion of long-term debt	-	5,608
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	38,800	-
Total current liabilities	401,830	278,850

Notes payable	328,656	384,122

Total liabilities	730,486	662,972

Stockholders’ deficit
Preferred stock; $0.001 par value; 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 75,000,000 shares authorized, 40,215,000 and 40,000,000 shares issued and outstanding, respectively	40,000	40,000
Additional paid in capital	(39,925)	(39,925)
Accumulated deficit	(328,160)	(199,348)
Total stockholders’ deficit	(328,085)	(199,273)

Total liabilities and stockholders’ deficit	$402,401	$463,699

F-15

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF OPERATIONS

	Unaudited		Unaudited
	For the three months ended		For the nine months ended
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010
Revenues
Sales, net of discounts	$426,780	$229,416	$1,089,113	$876,255
Cost of goods sold	174,224	112,194	488,952	406,537
Gross profit	252,556	117,222	600,161	469,718

Operating expenses
Occupancy and related expenses	6,233	8,156	22,017	24,019
Marketing and advertising	51,122	7,615	81,561	27,933
General and administrative	94,929	155,146	379,725	256,283
Contract labor	73,650	-	202,639	-
Total operating expenses	225,934	170,917	685,942	308,235
Income/ (Loss) from operations	26,622	(53,695)	(85,781)	161,483

Interest expense	(12,204)	(1,039)	(43,159)	(3,385)
Interest income	14	43	128	74

Income/ (Loss) from operations before income taxes	14,432	(54,691)	(128,812)	158,172
Provision for income taxes	-	-	-	-
Net income (loss)	$14,432	$(54,691)	$(128,812)	$158,172

Net income(loss) per common share - basic and fully diluted	$0.0004	$(0.0014)	$(0.0032)	$0.004

Weighted average common shares outstanding -basic and diluted	40,388,000	40,000,000	40,311,588	40,000,000

F-16

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF CASH FLOWS

	Unaudited
	For the nine months ended
	August 31, 2011	August 31, 2010

Cash flows from operating activities:
Net income (loss)	$(128,812)	$158,172
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	2,147	1,039
Changes in operating assets and liabilities:
Accounts receivable	(1,476)	84,290
Accounts Receivable-related party	(21,942)
Advances - related party	(32,436)	-
Inventory	7,642	52,156
Prepaid expenses	208	(2,238)
Due from related party	(5,000)	-
Accounts payable and accrued liabilities	89,788	(9,601)
Net cash provided (used) by operating activities	(89,881)	283,818

Cash flows from investing activities:
Fixed asset purchases	(5,050)	(13,305)
Net cash used by investing activities	(5,050)	(13,305)

Cash flows from financing activities:
Proceeds from notes payable	42,994	145,999
Principal payments on notes payable	(104,068)	(212,227)
Cash proceeds from issuance of common stock	43,800	-
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	-	-
Net cash used by financing activities	(17,274)	(66,228)

Net change in cash	(112,205)	204,285

Cash, beginning of period	242,644	129,531

Cash, end of period	$130,439	$333,816

Supplemental disclosure of cash flow information:
Interest paid	$527	$2957
Taxes paid	$-	$-

Supplemental noncash investing and Financing activities:

Noncash consideration paid for acquisition of DSD	$43,800	$43,800

F-17

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

AUGUST 31, 2011

1. DESCRIPTION OF BUSINESS

1. On October 28, 2011, pursuant to an Exchange Agreement (“Agreement”), Convenientcast, Inc. (“Convenientcast” or the “Company”), a publicly reporting Nevada corporation, acquired DSD Network of America, Inc. (“DSD”), a Nevada corporation, in exchange for the issuance of 40,000,000 shares of common stock of Convenientcast (the “Exchange Shares”), a majority of the common stock, to the former owners of DSD. In conjunction with the Merger, DSD became a wholly-owned subsidiary of the Company.

2. For financial accounting purposes, this acquisition (referred to as the “Merger”) was a reverse acquisition of Convenientcast by DSD and was treated as a recapitalization. Accordingly, the financial statements will be prepared to give retroactive effect of the reverse acquisition completed on October 28, 2011, and represent the operations of DSD prior to the Merger.

3. As of the time of the Merger, Convenientcast held minimal assets and was a developmental stage company. Following the Merger, the Company, through DSD, is a manufacturer of its Lean Slow Motion Potion™ brand relaxation beverage, which was launched by DSD in September of 2009. After the Merger, the Company operates through one operating segment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. No amounts were in excess of the federally insured program for the periods ended August 31, 2011 and November 30, 2010.

Inventory - Inventory is stated at the lower of first-in, first-out (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to Cost of Goods Sold during the period spoilage is incurred.

Fixed Assets - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation. Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years. Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in “Gain or Loss from Operations”.

F-18

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Revenue Recognition Policy - Revenue from sales is recognized when products are sold. The Company reduces revenue by sales returns and sales discounts.

Costs and expenses are recognized during the period in which they are incurred.

Advertising Expense - The Company recognizes advertising expense as incurred. The Company recognized advertising expense totaling $46,311 and $2,725 for the nine months ended August 31, 2011 and 2010, respectively.

Research and Development - The Company may engage in a variety of research and development activities. These activities would primarily involve the development of new products, improvement of existing products, improvement and the modernization of the production processes, and the development and implementation of new technologies to enhance the quality and value of both current and future product lines. Consumer research is excluded from research and development costs and included in marketing costs.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. As of August 31, 2011 and November 30, 2010, the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-Based Compensation - In December 2009, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards. Compensation expense is generally recognized over the vesting period.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For the periods ended August 31, 2011 and 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

F-19

Concentration of Risk - The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model. The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Geographic Concentration - As of August 31, 2011, most of the Company’s sales are derived from beverage distributors located in the Southern region of the United States. This concentration of sales may have a negative impact on total sales in the event of a decline in the local economies.

Subsequent Events - The Company has evaluated subsequent events through November 14, 2012, the date it filed its report for the period ended September 30, 2012, the latest public filing with the SEC.

New Accounting Pronouncements - The Company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company incurred a accumulated net losses through ended August 31, 2011 as well as negative cash flow from operations. The Company’s operating results are also subject to numerous factors, including fluctuation in the cost of raw materials, changes in consumer preference for beverage products and competitive pricing in the marketplace.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise funds through various debt arrangements . These funds will augment the cash flow we receive from product sales and finance the continuing implementation of our business plans.

4. INVENTORY

Inventory at August 31, 2011 and November 30, 2010 consisted of finished goods in the amounts of $76,696 and $60,551 and raw materials in the amounts of $591 and $24,831, respectively.

5. FIXED ASSETS

Fixed assets consisted of the following as of August 31, 2011 and November 30, 2010:

	August 31, 2011	November 30, 2010
Vehicles	$18,355	$13,305
Less: accumulated depreciation	(3,810)	(1,663)
Fixed assets, net	$14,545	$11,642

Depreciation expense for the nine months ended August 31, 2011 and 2010 totaled $2,147 and $1,039 respectively.

6. ACCRUED PAYROLL LIABILITIES

On January 1, 2009, the Company executed a six year employment agreement with Marco Moran for the position of Chief Executive Officer. The Company has accrued an annual salary of $120,000 for Dr. Moran.

F-20

On November 20, 2009, the Company executed an employment agreement with DeWayne McKoy for the position of Chief Operating Officer. Mr. McKoy’s employment contract terminated on February 6, 2011. Under the terms of the employment contract, Mr. McKoy received an annual salary of $80,000.

As of August 31, 2011 and November 30, 2010 the Company had accrued payroll liabilities in the amounts of $324,717 and $255,942, respectively.

7. NOTES PAYABLE

On June 5, 2009, the Company executed an unsecured promissory note for $62,833 with an unrelated third party. The loan bears 8.5% interest and is due on October 11, 2011. As of December 2010, the balance of the note was paid in full.

On August 3, 2009, the Company executed an agreement with an unrelated third party which provides for the payment of raw goods directly to suppliers by the agreement holder. The agreement bears interest at a rate of $2.00 per case for all product sold to distributors within the state of Texas and $2.50 per case for all product sold to distributors outside the state of Texas. The Company also agreed that any product purchased by the agreement holder may be charged against any outstanding interest payments owed. As of August 31, 2011 and November 30, 2010, the principle and interest amounts due under the agreement were $328,656 and $389,730, respectively, and are due on demand.

On April 28, 2010, the Company executed a promissory note for $13,305 with Regions Bank. The loan is secured by the company vehicle and requires monthly payments in the amount of $1,135. The loan bears 4.45% interest and is due on April 22, 2011. As of February 2011, the balance of the note was paid in full.

Interest expense for the nine months ended August 31, 2012 and 2011 were $43,159 and $3,385, respectively.

8. RELATED PARTY TRANSACTIONS

Sales to Related Party Distributor

During the periods ended August 31, 2011 and 2010, the Company engaged with a distributor that is wholly-owned by the Company’s CEO (the “Distributor”). The Distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors at the request of the Company, sales of product to local retailers or small wholesalers and for the fulfillment of online sales orders. The Company may withdraw cases of product from the Distributor at the Company’s will for Company use, for which the Company will provide the Distributor with a credit memo based on a per-case price equal to the price paid by the Distributor to the Company.

The Distributor pays the Company on a per case basis which is consistent with terms between the Company and third party distributors. Since the Company uses a substantial amount of the Distributor’s inventory as samples and promotions, the Company offers the Distributor credit terms of “on consignment.” During the periods ended August 31, 2011 and 2010, the Company recognized revenue from product sales to the Distributor $31,016 and $1,080, respectively, to the related party distributor and accounts receivable in the amounts of $ 23,700 and $1,758, as of August 31, 2011 and November 30, 2010, respectively.

Advances to Related Party

During the period beginning February 2011 through August 2011, the Company advanced $67,404 to a company owned by the CEO’s wife. As of August 31, 2011, that company had repaid $34,968 of these advances resulting in outstanding advances due of $32,436.

F-21

Advances from Related Party

During the period ended August 31, 2011, the Company received related party advances from a company majority owned by the CEO and of which the CEO was the sole officer and director in the aggregate amount of $38,800. At August 31, 2011, these advances were outstanding and shown as a current liability on the Company’s consolidated balance sheets.

9. LEGAL PROCEEDINGS

The Company is aggressively defending itself in all of the below proceedings. The Company’s management believes the likelihood of future liability to the Company for these contingencies is remote, and the Company has not recorded any liability for these legal proceedings at September 30, 2012 and December 31, 2011. While the results of these matters cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of these proceedings will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

During January 2011, a claim was filed against DSD by Corey Powell, in Ascension Parish, LA 23rd Judicial District Court. Corey Powell was a former distributor of LEAN, a relaxation beverage marketed by DSD. Powell filed suit to recover allegedly unpaid commissions, “invasion fees” and “finder’s fees.” The commissions related to payments allegedly owed for Powell’s direct sale of LEAN product to wholesalers and retailers. The invasion fees relate to payments allegedly owed to Powell when the LEAN product was sold by other wholesalers in his geographic territory. The finders’ fees relate to payments allegedly owed to Powell for introducing investors to the DSD management. Discovery is ongoing. Written discovery has been propounded and depositions have been taken to better understand the nature and basis for the plaintiff’s claims and to build DSD’s defenses. DSD has vigorously contested each and every one of the plaintiff’s allegations and has instructed counsel to proceed to trial on the merits. There have been negotiations between the counsels for the parties regarding dropping approximately half of the original claims. However no trial date has been set.

On February 14, 2011, a claim was filed against DSD by Charles Moody, in Caddo Parish, LA First Judicial Court seeking in excess of $100,000 in damages. Charles Moody loaned DSD approximately $63,000 in June 2009. In exchange, Moody received a Promissory Note containing the terms and conditions of the repayment of the loan. Based upon the understanding of the parties, DSD began making monthly payments to Moody in January 2010 in satisfaction of the loan. In December 2010, final payment of the remaining balance of the loan was paid to Moody in full and final satisfaction of the Promissory Note. Moody filed suit to recover “late fees” allegedly owed under the Promissory Note. DSD contends the Promissory Note was satisfied with the final payment in December 2010; Moody contends that repayment should have begun in November 2009, and that because it did not, late fees are owed. This matter was settled for a payment of $8,000 by DSD on July 27, 2012 with no admission of guilt or liability by either party.

On November 9, 2011, Charles Moody and DeWayne McKoy filed a claim against DSD and Marco Moran, CEO, in Bossier Parish, LA 26th Judicial Court. Charles Moody and Dewayne McKoy, allegedly both shareholders of DSD, brought an action against Dr. Moran alleging that he engaged in various acts of misconduct and breaches of his fiduciary duties to the corporation which damaged them as minority shareholders. Moody and McKoy also seek damages from Dr. Moran for dilution and/or loss of value of their shareholder interest in DSD as a result of his alleged misconduct. DSD is a nominal defendant in this derivative action, as required by Louisiana law. Initial pleadings have been filed and exceptions to the plaintiff’s claims have been asserted. Discovery has not yet commenced. DSD vigorously denies that its officers or directors engaged in any conduct which may have harmed minority shareholders.

During December 2011, Innovative Beverage Group Holdings (“IBGH”) filed a claim against Dewmar International BMC, Inc., Unique Beverage Group, and LLC. and Marco Moran, CEO of the Company, in Harris County, TX 61st Judicial District Court, whereas the plaintiff asserted certain allegations. On February 24, 2012, the Company filed a motion for summary judgment to dismiss these frivolous allegations due to lack of proper evidence. On April 12, 2012 Dewmar International BMC, Inc was given written notice of its non-suit without prejudice from Innovative Beverage Group, Inc. This releases Dewmar International BMC, Inc. from any and all liability. On June 27, 2012, Innovative Beverage Group Holdings (“IBGH”) filed the same claims against Dewmar International BMC, Inc., DSD Network of America, Inc. and Marco Moran CEO of the Company, in Harris County, Texas 127th Judicial District Court, whereas plaintiff asserted that the Defendants engaged in various acts of unfair business practices that caused harm to IBGH. The company’s and Marco Moran have filed an Answer and Counterclaim in this matter on October 31, 2012. Discovery has not yet begun in this matter. Written discovery will be propounded and depositions will have to be taken to better understand the nature and basis for the plaintiff’s claims and to build the Company’s defenses. The Company has vigorously contested each and every one of the plaintiff’s allegations and has instructed counsel to proceed to trial on the merits.

F-22

On March 22, 2012 Plaintiff, DSD NETWORK OF AMERICA, INC. (hereinafter “DSD”) filed suit against Defendants DeWayne McKoy, Charles Moody, Corey Powell and Peter Bianchi in United States District Court; District of Nevada for a combined thirteen claims accusing this group of defendants in colluding against the Company. Answers have been received from McKoy, Moody and Powell and Powell has filed a counterclaim. DSD vigorously denies all the claims in Powell’s counterclaim. Bianchi failed to answer and was defaulted however Bianchi has filed a Motion to Set Aside the Default and Powell and Bianchi have filed Motions to Dismiss.

On September 10, 2012, Plaintiff DEWMAR INTERNATIONAL BMC, INC. filed a petition for Breach of Contract, Damages and other Relief against defendants City of Monroe, Louisiana and Mayor James E. Mayo, in his official capacity as the major of the City of Monroe, Louisiana in the United States District Court; State of Louisiana for breach of contract related to a concert event held in 2011 where the promotion of its product was agreed upon. At the time of executing the contract it was understood that samples of the product were going to be a major part of the promotion. However, the Company and Mr. Moran were unable to provide samples of the Company’s product at the event held on September 10, 2011 after having already incurred expenditures towards the provision of those.

10. COMMITMENTS AND CONTINGENCIES

Employment Agreement

On January 1, 2011, the Company entered into employment agreement with Dr. Moran (“Employee”) to serve as President and Chief Executive Officer of the Company. The employment commenced on January 1, 2011 and runs for the period through January 1, 2015. The Company will pay Employee, as consideration for services rendered, a base salary of $120,000 per year.

As additional compensation, Employee is eligible to receive one percent of the issued and outstanding shares of the Company if the gross revenues hit specified milestones for each fiscal year under the agreement. The Company will provide additional benefits to Employee during the employment term which include, but are not limited to, health and life insurance benefits, vacation pay, expense reimbursement, relocation reimbursement and a Company car. The Company may also include Employee in any benefit plans which it now maintains or establishes in the future for executives. If Employee dies, the Company will pay the designated beneficiary an amount equal to two years’ compensation, in equal payments over the next twenty four months.

In the event Employee’s employment is constructively terminated within five years of the commencement date, Employee shall receive a termination payment, which will be determined according to a schedule based upon the number of years since the commencement of the contract, within a range of $120,000 to $400,000. Additionally, Employee shall continue to receive the additional benefits mentioned above for a period of two years from the termination date. If the constructive termination date is later than five years after the commencement date, Employee shall receive the lesser amount of an amount equal to his aggregate base salary for five years following the date of the termination date, or an amount equal to his aggregate base salary through the end of the term. Additionally, Employee shall continue to receive the additional benefits mentioned above during the period he is entitled to receive the base salary.

F-23

11. SUBSEQUENT EVENTS

Notes Payable

On June 27, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. (“Asher”) a Delaware Corporation for an 8% convertible promissory note with an aggregate principal amount of $32,500 which together with any unpaid accrued interest due on March 29, 2013. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option 180 days from inception at a variable conversion price calculated as 55% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date with no floor stated in the conversion feature. In July 2012, this convertible promissory note was funded in the amount of $30,000. The Company will analyze whether the variable conversion price results in need of bifurcation of the conversion feature into a separate derivative liability valued at fair market value on the date of the contingency of the conversion feature is settled which is 180 days from inception of the note.

On September 6, 2012, the Company entered into a Convertible Promissory Note with Continental Equities, LLC, a New York limited liability corporation for an 8% convertible promissory note in the aggregate principal amount of $21,500, which together with any unpaid accrued interest is due on June 15, 2013. $20,000 of the proceeds were funded directly to the Company while $1,500 was recorded as legal expense for funds held by the note holder. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option beginning on the date of the note at a variable conversion price calculated as 55% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date with the only mention of a “share cap” is that the number of shares of common stock issuable upon the conversion would not exceed 4.99% of the outstanding shares of the Company at the time of conversion. Since the number of shares outstanding at any future date is undetermined by the Company, the Company determined that the conversion feature in this note qualified as an “embedded derivative,” and therefore separated the conversion feature from the host contract and estimated the fair market value at inception to be $34,119. As a result, the Company recorded a discount on the original note of $21,500 and recorded an immediate loss of $12,619. At September 30, 2012, the Company amortized into interest expense $1,830 leaving an unamortized discount associated with the convertible note of $19,670. At September 30, 2012, the fair market value of the derivative liability was determined to be $5,887 which resulted in a net gain on derivative liability of $15,613. The Company estimated the fair market value of the derivative liability using Black Scholes with the following main assumptions: (1) conversion price at inception and September 30, 2012 of $0.0165 and $0.0037, respectively; (2) volatility at inception and September 30, 2012 of 246.74% and 257.33%, respectively; (3) Discount rates of 0.18% and (4) $0 in assumed dividends.

On August 30, 2012, the Company entered a second Convertible Promissory Note with Asher for an 8% convertible promissory note with an aggregate principal amount of $42,500 which together with any unpaid accrued interest due on June 4, 2013. $40,000 was funded on September 13, 2012. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder’s option 180 days from inception at the greater of (1) a variable conversion price calculated as 55% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the latest complete trading day prior to the conversion date with no floor stated in the conversion feature; or (2) a fixed price of $0.00009. The Company will analyze whether the variable conversion price results in need of bifurcation of the conversion feature into a separate derivative liability valued at fair market value on the date of the contingency of the conversion feature is settled which 180 days from inception of the note.

Shares Issued for Services

On November 7, 2011, the Company entered into an Advisory Services Agreement (“Advisory Agreement”) with an unrelated investment advisory company (the “Advisor”), whereas the Advisor agreed to perform certain advisory services in exchange for 50,000 shares, valued at $4,500 ($0.09 per share), of the Company’s common stock, to be delivered within 10 days after execution of the Advisory Agreement, in addition to reimbursement by the Company for the $4,500 DTC Application fee. The shares issued pursuant to the Advisory Agreement are restricted shares. The term of the Advisory Agreement commenced on November 7, 2011 and was set to expire upon the Company’s receipt of either an approval or a denial of their DTC Eligibility Request by DTC. On March 14, 2012, the Company completed the final approved DTC opinion and became DTC eligible on April 26, 2012. .

F-24

During the nine months ended September 30, 2012, the Company exchanged 300,000 shares of restricted common stock for consulting services. The value was determined using the market value of the shares issued which was $39,000 resulting in an Additional Paid in Capital amount of $38,700.

During the nine months ended September 30, 2012, the Company entered into three consulting agreements with the commitment to issue a total of 2,110,000 shares at the signing of the agreement in April 2012 and September 30, 2012. As of September 30, 2012, the shares had not been issued, but the Company recorded a common stock payable with a corresponding increase in stock based compensation in the amount of $315,026, which is the market value of the shares to be issued under the consulting arrangements.

On September 18, 2012, the Company increased the authorized number of shares to 500,000,000, with 450,000,000 being common shares and 50,000,000 being preferred shares.

Broker/Sales Agreements

On March 1, 2012, the Company entered into a distribution and brokerage agreement with Brand Builderz, USA, LLC (BBUSA), a Limited Liability Company organized under the laws of the State of Maine, to sell, market, manage and assist in distributing products in its designated territory. The Company was to pay a minimum monthly retainer fee until sales commissions reach at least a pre-determined amount for at least two consecutive months. The company will pay commissions of a pre-determined percentage of gross sales collected, pay an invasion fee of less than one dollar ($1.00) per physical case of product sold within the territory of BBUSA by a third party. Due to breach of contract by BBUSA, this Agreement was discontinued on May 22, 2012. BBUSA failed to generate any sales therefore was never paid any commissions or invasion fees.

On April 9, 2012, The Company entered into an agreement with NA Beverages, LLC, a Nevada Limited Liability Company (the Consultant), to provide advice, analysis, sales and recommendations. The Consultant shall be paid at an annual base salary based upon sales performance, receive a commission of a set percentage of gross sales of all fully paid invoices received from the Consultant’s customers and provide a monthly bonus of up to twenty-five hundred dollars ($2,500) for arranging, conducting and reporting of meetings with buyers and or similar business related personnel. Either the Company or the Consultant may terminate the agreement with at least thirty (30) says prior written notice with no specific reasons given. This agreement was terminated on August 1, 2012.

Distributor Agreements

On July 5, 2012, the Company entered into a distribution agreement with Hooper Sales Co., Inc. a corporation organized under the laws of the state of Arkansas to exclusively sell, market, manage and assist in distributing products in its designated territory in Arkansas and Mississippi. The Company will provide an invasion fee up to $4.00 per case if products are sold within said territory by any other approved distributor or wholesaler to which the Company chooses to directly ship product.

On July 5, 2012, the Company entered into a distribution agreement with Mikeska Distributing Co, a corporation organized under the laws of the State of Texas to exclusively sell, market, manage and assist in distributing products in its designated territory in Texas. The Company will provide an invasion fee up to $4.00 per case if products are sold within said territory by any other approved distributor or wholesaler to which the Company chooses to directly ship product.

On July 16, 2012, the Company entered into a distribution agreement with New Age Distributing, a corporation organized under the laws of the State of Arkansas to sell and assist in distributing products in its designated territory of Arkansas. The Company will provide an invasion fee up to $4.00 per case if products are sold within said territory by any other approved distributor or wholesaler to which the Company chooses to directly ship product.

Other

On August 1, 2012, the Company entered into an investor relations consulting agreement with Empire Relations Group, Inc. (“Empire”), a corporation organized under the laws of the State of New York. Under the terms of the agreement, the Company will pay Empire a non-refundable guaranteed consulting fee of $15,000 if Empire introduces the Company to at least $30,000 in capital either through equity investment, loans, notes, debt settlements or any other type of financing which results in an increase in the net cash position of the Company.

F-25

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

BALANCE SHEETS

	Unaudited
	May 31, 2011	November 30, 2010
ASSETS
Current assets
Cash	$103,304	$242,644
Accounts receivable	130,837	115,584
Accounts receivable - related party	20,531	1,758
Inventory	46,301	85,382
Prepaid expenses	47,708	6,689
Total current assets	348,681	452,057

Fixed assets, net	10,311	11,642
Due from related party	30,881	-
	41,192	11,642

Total assets	$389,873	$463,699

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$38,536	$17,300
Accrued payroll liabilities	294,681	255,942
Current portion of long-term debt	-	5,608
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	38,800	-
Total current liabilities	372,017	278,850

Notes payable	316,452	384,122

Total liabilities	688,469	662,972

Stockholders’ deficit
Preferred stock; $0.001 par value; 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized, 75,000 shares issued and outstanding	75	75
Accumulated deficit	(298,671)	(199,348)
Total stockholders’ deficit	(298,596)	(199,273)

Total liabilities and stockholders’ deficit	$389,873	$463,699

F-26

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF OPERATIONS

	Unaudited		Unaudited
	For the three months ended		For the six months ended
	May 31, 2011	May 31, 2010	May 31, 2011	May 31, 2010
Revenues
Sales, net of discounts	$385,154	$418,021	$639,252	$645,759
Sales - related party, net of discounts	16,060	-	23,080	1,080
Cost of goods sold	184,570	299,954	270,806	466,333
Gross profit	216,644	118,067	391,526	180,506

Operating expenses
Occupancy and related expenses	9,987	7,004	15,784	15,863
Marketing and advertising	26,273	10,714	34,015	20,318
General and administrative	216,279	81,438	408,878	100,723
Depreciation	666	416	1,331	416
Total operating expenses	253,205	99,572	460,008	137,320
Loss from operations	(36,561)	18,495	(68,482)	43,186

Interest expense	(30,811)	(1,114)	(30,954)	(2,346)
Interest income	56	2	113	32

Loss from operations before income taxes	(67,316)	17,383	(99,323)	40,872
Provision for income taxes	-	-	-	-
Net income (loss)	$(67,316)	$17,383	$(99,323)	$40,872

Net loss per common share - basic and fully diluted	$(0.90)	$0.23	$(1.32)	$0.54

Weighted average common shares outstanding -basic and diluted	75,000	75,000	75,000	75,000

F-27

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

					Stock	Additional		Total
	Common Stock		Stock Payable		Subscription	Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance, November 30, 2010	75,000	$75	-	$-	$-	$-	$(199,348)	$(199,273)

Net loss	-	-	-	-	-	-	(99,323)	(99,323)

Balance, May 31, 2011 (Unaudited)	75,000	$75	-	$-	$-	$-	$(298,671)	$(298,596)

F-28

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

STATEMENTS OF CASH FLOWS

	Unaudited
	For the three months ended
	May 31, 2011	May 31, 2010

Cash flows from operating activities:
Net income (loss)	$(99,323)	$40,872
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	1,331	416
Changes in operating assets and liabilities:
Accounts receivable	(15,253)	(18,488)
Accounts receivable - related party	(18,773)	-
Inventory	39,081	126,980
Prepaid expenses	(41,019)	4,454
Due from related party	(30,881)	-
Accounts payable and accrued liabilities	21,236	(39,436)
Accrued payroll liabilities	38,739	73,042
Net cash provided (used) by operating activities	(104,862)	187,840

Cash flows from investing activities:
Fixed asset purchases	-	(13,305)
Net cash used by investing activities	-	(13,305)

Cash flows from financing activities:
Proceeds from notes payable	-	44,340
Principal payments on notes payable	(73,278)	(99,634)
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	38,800	-
Net cash used by financing activities	(34,478)	(55,294)

Net change in cash	(139,340)	119,241

Cash, beginning of period	242,644	129,532

Cash, end of period	$103,304	$248,773

Supplemental disclosure of cash flow information:
Interest paid	$30,954	$2,346
Taxes paid	$-	$-

F-29

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

1. DESCRIPTION OF BUSINESS

DSD Network of America, Inc. (formerly Dewmar International BMC, Inc.), (“the Company”) launched its Lean Slow Motion Potion™ brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and incorporated in the state of Nevada on March 13, 2009, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over-the-counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The Company has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion Potion™ elicits a different kind of mindset. The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the trends of urban sub-drug culture that has potential to harm communities. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

The Company uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its distributors brand manager personnel support, marketing materials including posters, cooler stickers, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. No amounts were in excess of the federally insured program for the periods ended May 31, 2011 and November 30, 2010.

Inventory - Inventory is stated at the lower of first-in, first-out (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to Cost of Goods Sold during the period spoilage is incurred.

F-30

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation. Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized. The cost of repairs and maintenance is expensed as incurred. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years. Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in “Gain or Loss from Operations”.

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Long-Lived Assets - Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

Revenue Recognition Policy - Revenue from sales is recognized when products are sold. The Company reduces revenue by sales returns and sales discounts.

Costs and expenses are recognized during the period in which they are incurred.

Advertising Expense - The Company recognizes advertising expense as incurred. The Company recognized advertising expense totaling $34,015 and $20,318 for the six months ended May 31, 2011 and 2010, respectively.

Research and Development - The Company may engage in a variety of research and development activities. These activities would primarily involve the development of new products, improvement of existing products, improvement and the modernization of the production processes, and the development and implementation of new technologies to enhance the quality and value of both current and future product lines. Consumer research is excluded from research and development costs and included in marketing costs.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

F-31

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. As of May 31, 2011 and November 30, 2010, the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-Based Compensation - In December 2009, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards. Compensation expense is generally recognized over the vesting period.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. For the periods ended May 31, 2011 and 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Risk - The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model. The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Geographic Concentration - As of May 31, 2011, most of the Company’s sales are derived from beverage distributors located in the Southern region of the United States. This concentration of sales may have a negative impact on total sales in the event of a decline in the local economies.

Insurance Liability - The Company maintains insurance policies for general liability and property damage. Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits. No liability exists as of May 31, 2011 and November 30, 2010, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date. Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions. If actual trends differ from the estimates, future financial results could be impacted.

Subsequent Events - The Company has evaluated subsequent events through September 19, 2011, the date it filed its report for the period ended May 31, 2011 with the SEC.

New Accounting Pronouncements - The Company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

F-32

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company incurred a net loss of $99,323 for the period ended May 31, 2011, and has accumulated net losses totaling $298,671 since inception. The Company’s operating results are also subject to numerous factors, including fluctuation in the cost of raw materials, changes in consumer preference for beverage products and competitive pricing in the marketplace.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise funds through equity financing with the filing of an S-1 which should be done in the next twelve months. These funds will augment the cash flow we receive from product sales and finance the continuing implementation of our business plans.

4. INVENTORY

Inventory at May 31, 2011 and November 30, 2010 consisted of finished goods in the amounts of $23,880 and $60,551 and raw materials in the amounts of $22,421 and $24,831, respectively.

5. FIXED ASSETS

Fixed assets consisted of the following as of May 31, 2011 and November 30, 2010:

	May 31, 2011	November 30, 2010
Vehicles	$13,305	$13,305
Less: accumulated depreciation	(2,994)	(1,663)
Fixed assets, net	$10,311	$11,642

Depreciation expense for the three months ended May 31, 2011 and 2010 totaled $666 and $416, respectively. Depreciation expense for the six months ended May 31, 2011 and 2010 totaled $1,331 and $416, respectively.

6. ACCRUED PAYROLL LIABILITIES

On January 1, 2009, the Company executed a six year employment agreement with Marco Moran for the position of Chief Executive Officer. The Company has accrued an annual salary of $120,000 for Dr. Moran.

On November 20, 2009, the Company executed an employment agreement with DeWayne McKoy for the position of Chief Operating Officer. Mr. McKoy’s employment contract terminated on February 6, 2011. Under the terms of the employment contract, Mr. McKoy received an annual salary of $80,000.

As of May 31, 2011 and November 30, 2010 the Company had accrued payroll liabilities in the amounts of $294,681 and $255,942, respectively.

F-33

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

7. NOTES PAYABLE

On June 5, 2009, the Company executed an unsecured promissory note for $62,833 with an unrelated third party. The loan bears 8.5% interest and is due on October 11, 2011. As of December 2010, the balance of the note was paid in full.

On August 3, 2009, the Company executed an agreement with an unrelated third party which provides for the payment of raw goods directly to suppliers by the agreement holder. The agreement bears interest at a rate of $2.00 per case for all product sold to distributors within the state of Texas and $2.50 per case for all product sold to distributors outside the state of Texas. The Company also agreed that any product purchased by the agreement holder may be charged against any outstanding interest payments owed. As of May 31, 2011 and November 30, 2010, the principle and interest amounts due under the agreement were $316,452 and $354,000, respectively, and are due on demand.

On April 28, 2010, the Company executed a promissory note for $13,305 with Regions Bank. The loan is secured by the company vehicle and requires monthly payments in the amount of $1,135. The loan bears 4.45% interest and is due on April 22, 2011. As of February 2011, the balance of the note was paid in full.

8. INTEREST INCOME AND EXPENSE

Interest income for the three ended May 31, 2011 and 2010 totaled $56 and $2, respectively. Interest income for the six ended May 31, 2011 and 2010 totaled $113 and $32, respectively.

Interest expense for the three months ended May 31, 2011 and 2010 totaled $30,811 and $1,114, respectively. Interest expense for the six months ended May 31, 2011 and 2010 totaled $30,954 and $2,346, respectively.

9. RELATED PARTY TRANSACTIONS

Sales to Related Party Distributor

During the periods ended May 31, 2011 and 2010, the Company engaged with a distributor that is wholly-owned by the Company’s CEO (the “Distributor”). The Distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors at the request of the Company, sales of product to local retailers or small wholesalers and for the fulfillment of online sales orders. The Company may withdraw cases of product from the Distributor at the Company’s will for Company use, for which the Company will provide the Distributor with a credit memo based on a per-case price equal to the price paid by the Distributor to the Company.

The Distributor pays the Company on a per case basis which is consistent with terms between the Company and third party distributors. Since the Company uses a substantial amount of the Distributor’s inventory as samples and promotions, the Company offers the Distributor credit terms of “on consignment.” During the periods ended May 31, 2011 and 2010, the Company recognized revenue from product sales to the Distributor $23,080 and $1,080, respectively, to the related party distributor and accounts receivable in the amounts of $20,531 and $1,758, as of May 31, 2011 and November 30, 2010, respectively.

Advances to Related Party

During the period beginning February 2011 through April 2011, the Company advanced $49,484 to a company owned by the CEO’s wife. As of May 31, 2011, that company had repaid $38,599 of these advances resulting in outstanding advances due of $10,887.

Advances from Related Party

During the period ended May 31, 2011, the Company received related party advances from a company majority owned by the CEO and of which the CEO was the sole officer and director in the aggregate amount of $38,800. At May 31, 2011, these advances were outstanding and shown as a current liability on the Company’s consolidated balance sheets.

10. LEGAL PROCEDINGS

In January 2011, a claim was filed against the Company in the 23rd Judicial District Court in the State of Louisiana alleging breach of contract. The claimant is seeking unspecified damages. The Company is in the process of filing a response refuting the factual allegations contained in the claim. While the results of this matter cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of this matter will not have a material adverse effect on the Company’s financial position, result of operations or cash flows. The Company intends to vigorously defend the allegations and has not recorded a liability as of May 31, 2011.

F-34

DSD NETWORK OF AMERICA, INC.

(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

MAY 31, 2011

11. COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims. Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance. The Company is not aware of the existence of any such matters at May 31, 2011, and has not provided for any such contingencies, accordingly.

F-35

PROFORMA FINANCIAL STATEMENTS

CONVENIENTCAST, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

JUNE 30, 2011

The following unaudited pro forma condensed balance sheet as of June 30, 2011 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the fiscal year ended June 30, 2011 for Convenientcast, Inc. (hereafter referred to as “Convenientcast”) and for the twelve months ended May 31, 2011 for DSD Network of America Inc. (f.k.a. Dewmar International BMC, Inc.) (hereafter referred to as “DSD”) was prepared as if the merger was effective as of July 1, 2010.

The unaudited pro forma condensed financial statements, as described above, should be read in conjunction with the audited historical financial statements and notes thereto included the six months ended May 31, 2011 for DSD, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the acquisition of DSD with Convenientcast, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the acquisition been effected as of the dates described above.

F-36

CONVENIENTCAST, INC.

CONDENSED PRO FORMA BALANCE SHEET

AS OF JUNE 30, 2011 (UNAUDITED)

			Pro Forma		Pro Forma
	Convenientcast	DSD	Adjustments	Notes	Balance Sheet
ASSETS
Current assets
Cash	$146	$103,304	$-		$103,450
Accounts receivable	-	151,368	-		151,368
Inventory	-	46,301	-		46,301
Prepaid expenses	400	47,708	-		48,108
Deposits	800				800
Total current assets	1,346	348,681	-		350,027

Fixed assets, net	124	10,311	-		10,435
Due from related party	-	30,881	-		30,881
	-	41,192	-		41,192
Mineral Leases	4,181				4181

Total assets	$5,651	$389,873	$-		$395,524

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$42,521	$333,217	$-		$379,877
Accrued Expenses	15,600	-	-		15600
Total current liabilities	58,121	372,017			430,138

Notes payable	65,884	316,452			382336

Total liabilities	124,005	688,469			812,474

Stockholders’ deficit
Common stock	17,555	75	41,125	A	58,755
Additional paid in capital	540,460	-			540,460
Accumulated deficit	(676.369)	(298,671)	(41,125)	A	(1,016,165)
Total stockholders’ deficit	(118,353)	(298,596)			(416,949)

Total liabilities and stockholders’ deficit	$5,651	$389,873	$-		$395,524

F-37

CONVENIENTCAST, INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2011 (UNAUDITED)

				Pro Forma		Pro Forma
	Convenientcast		DSD	Adjustments	Notes	Balance Sheet
Revenues
Sales, net of discounts	$-		$1,122,396	$-		$1,122,396
Cost of goods sold	-		304,499	-		304,499
Gross profit	-		817,897	-		817,897

Operating expenses
Occupancy and related expenses	-		37,656	-		37,656
Marketing and advertising	-		77,099	-		77,099
General and administrative	54,911		826,930	-		881,841
Depreciation	-		2,578	-		2,578
Total operating expenses	54,911		944,263	-		999,174
Loss from operations	(54,911)		(126,366)	-		(181,277)

Interest expense	(350	)-	(157,346)	-		(157,696)
Interest income	-		242	-		242

Loss from operations before income taxes	(54,561)		(283,470)	-		(338,031)
Provision for income taxes	-		-	-		-
Net loss	$(54,561)		$(283,470)	$-		$(338,031)

F-38

CONVENIENTCAST, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

JUNE 30, 2011

A preliminary allocation of the purchase price has been made to stockholder’s equity (deficit) in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of DSD and the operations of Convenientcast. Further, actual results may be different from these unaudited pro forma combined financial statements.

On Oct. 28, 2011, Convenientcast entered into an exchange agreement to purchase 100% of the outstanding shares of DSD in exchange for 40,000,000 common shares of Convenientcast stock. At the closing of the Exchange Agreement, DSD became become a wholly-owned subsidiary of Convenientcast and Convenientcast acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions.

The unaudited pro forma condensed balance sheet combines the balance sheet of DSD as of May 31, 2011 and the balance sheet of Convenientcast as of June 30, 2011, and gives pro forma effect to the above transaction as if it had occurred on July 1, 2010. The unaudited pro forma statement of operations combines the operations of DSD for the twelve months ended May 31, 2011 and the operations of Convenientcast for the period ended June 30, 2011 and assumes that the acquisition took place on July 1, 2010. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of DSD and Dewmar after considering the effect of the adjustments described in the footnotes that follow.

The pro forma adjustments are comprised of the following elements:

Reflects the reverse merger for 40,000,000 shares of common stock at $0.001 par value. Adjustment to stockholder’s equity is a preliminary estimate made by management.

9

Management Discussion and Analysis

DSD is currently distributing its product throughout fifteen states throughout the US. The Company intends to expand distribution of Lean Slow Motion PotionTM nationally through retailers across the country. The industry analysis company IBIS World projects domestic demand for soft drinks to increase over the next five years by more than $2 billion, potentially generating more than $46.8 billion by 2015 (see chart below). 1

Industry Data

		Industry							Domestic	CSD
	Revenue	Value Added	Establish-			Exports	Imports	Wages	Demand	Production
	($m)	($m)	ments	Enterprises	Employment	($m)	($m)	($m)	($m)	(Mil Gallons)
2001	38,255.1	7,173.6	1,317	959	80,819	307.5	899.5	3,645.5	38,847.1	15,143.9
2002	41,960.6	6,812.4	1,324	956	75,740	321.1	975.2	3,365.9	42,614.7	15,235.3
2003	42,619.4	7,474.2	1,289	941	73,721	384.1	1,126.1	3,257.2	43,361.4	15,326.7
2004	46,448.6	8,373.9	1,323	937	74,094	346	1,317.2	3,302.7	47,419.8	15,468.9
2005	49,997.4	9,162.4	1,284	937	72,360	425	1,465.1	3,340	51,037.5	15,391.8
2006	47,884.1	7,995.2	1,305	934	71,562	467.2	1,890.8	3,280	49,307.7	15,284.9
2007	47,073.5	8,160.8	1,312	916	71,536	519.5	2,092.3	3,260	48,646.3	15,208.5
2008	45,998.9	8,079.8	1,280	910	70,746	664.3	1,912.6	3,166	47,247.2	15,132.5
2009	44,458.3	7,917	1,279	906	70,560	768.9	1,514.3	3,106.9	45,203.7	15,624.6
2010	44,389.4	7,870.8	1,278	897	70,207	767.7	1,380.2	3,070	45,001.9	16,132.8
2011	44,756	8,326.8	1,274	891	69,769	834.6	1,404.8	3,150.5	45,326.2	16,657.4
2012	45,492.1	3,451.9	1,272	884	69,445	846.1	1,444	3,182.5	46,090	17,199.1
2013	46,085.8	8,617	1,268	887	69,095	886.4	1,484.3	3,160.4	46,683.7	17,758.5
2014	46,379.7	8,471.4	1,264	870	68,690	884.4	1,525.6	3,135.2	47,020.9	18,336
2015	46,843.5	8,579	1,261	864	68,352	887.8	1,568.2	3,151.8	47,523.9	18,932.3
Sector Rank	27/208	75/208	64/201	77/199	54/201	129/182	125/182	65/198	29/182	n/a
Economy Rank	180/758	316/758	528/725	518/710	387/739	158/243	143/238	351/718	41/237	n/a

Annual Change

		Industry	Establish-						Domestic	CSD
	Revenue	Value Added	ments	Enterprises	Employment	Exports	Imports	Wages	Demand	Production
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
2002	9.7	-5.0	0.5	-0.3	-6.3	4.4	8.4	-7.7	9.7	0.6
2003	1.6	9.7	-2.6	-1.6	-2.7	19.6	15.5	-3.2	1.8	0.6
2004	9.0	12.0	2.6	-0.4	0.5	-9.9	17.0	1.4	9.4	0.9
2005	7.6	9.4	-2.9	0.0	-2.3	22.8	11.2	1.1	7.6	-0.5
2006	-4.2	-12.7	1.6	-0.3	-1.1	9.9	29.1	-1.8	-34	-0.7
2007	-1.7	2.1	0.5	-1.9	0.0	11.2	10.7	-0.6	-1.3	-0.5
2008	-2.3	-1.0	-2.4	-0.7	-1.1	27.9	-8.6	-2.9	-2.9	-0.5
2009	-3.3	-2.0	-0.1	-0.4	-0.3	15.7	-20.3	-1.9	-4.3	3.3
2010	-0.2	-0.6	-0.1	-1.0	-0.5	-0.2	-8.9	-1.2	-0.4	3.3
2011	0.8	5.8	-0.3	-0.7	-0.6	8.7	1.8	2.6	0.7	3.3
2012	1.6	1.5	-0.2	-0.8	-0.5	1.4	2.8	1.0	1.7	3.3
2013	1.3	2.0	-0.3	0.3	-0.5	4.8	2.8	-0.7	1.3	3.3
2014	0.6	-1.7	-0.3	-1.9	-0.6	-0.2	2.8	-0.8	0.7	3.3
2015	1.0	1.3	-0.2	-0.7	-0.5	0.4	2,8	0.5	1.1	3.3
Sector Rank	85/208	97/208	66/201	109/199	106/201	105/182	173/182	71/198	90/182	n/a
Economy Rank	320/757	373/758	298/725	422/710	392/739	136/243	221/238	319/718	116/237	n/a

1IBISWorld.“Soft Drink Production in the US Industry Report.“Obtained June 2010.

In this industry, the new age beverage category is a new, yet rapidly growing market. In particular, relaxation beverages generated an estimated $10 million in sales in 2009, according to the beverage industry publication Beverage Spectrum. However, this industry is expected to continue growing due to increased media coverage. The Company itself has already captured a portion of market share.

10

Generally, a beverage is considered as a “new age” beverage if it meets one of more of the following criteria; it has a noticeable functionality to the consumer other than just to cure thirst, it is not a traditional flavored soda, water or regular tea, or lastly there is no pre-existing beverage category for the product based upon the overall uniqueness of the new beverage.

As one article1 explicitly states, “So what exactly are new age beverages? Well, this is a new category within the beverage industry that covers the new style of beverages. This new ’category’ is growing and changing. Before only energy drinks and really new innovative beverages where part of the category. Now the category has evolved and you can include enhanced water, teas, diet drinks, iced coffee and really, any new drink. Every beverage company wants to be associated with the ’new age’ category because not just because it’s sexier but because the category is growing quicker and investors are looking at it up close.1” The article continues on to say, “Why are these drinks growing at 50% per year or more? Why do we see so many waters, energy drinks, hydrating products, etc. on the market today? The answer is easy. Consumers are demanding more and more drinks. They want drinks for every occasion or part of the day. They want organic drinks, sugary drinks, healthy drinks and every type of drink to fit their personality, and style.1”

Yet another article written about the New Age Beverage category makes mention the following, “The New Age Carbonated Beverages segment is finally coming into its own with major and niche soda manufacturers creating new value-added healthy alternatives to CSDs (carbonated soft drinks).”2 The article continues to read, “Companies examined include the major carbonated drink players (e.g., Coca-Cola, PepsiCo., Cadbury-Schweppes), as well as the niche players making a name for themselves in this market (e.g., IZZE, Jones, Red Bull). Market Trends: New Age Carbonated Beverages examines the state of the U.S. market, from everyday major supermarket players to specialty premium niche players.”2 This explicitly proves that the “new age” beverage category is not simply a passing fad but has potential for longevity.

1Why Are Energy Drinks & New Age Beverages The New Hot Companies?

Published: Jul 15, 2008 http://www.articlesbase.com/business-opportunities-articles/why-are-

energy-drinks-new-age-beverages-the-new-hot-companies-484990.html#ixzzlbRVcQvGZ

2Market Trends: New Age Carbonated Beverages Published: Apr 1, 2005 - 126 Pages

http://www.packagedfacts.com/sitemap/product.asp?productid=1073652

“Growing per capita disposable income and demand from convenience stores and other retail outlets is projected to benefit the Relaxation Drink Production industry in the five years to 2016, according to a new report released from IBISWorld. Also, existing companies are already signing nationwide distribution deals, which indicate market acceptance and familiarity with relaxation drinks - so they are not growing from an extremely low base as they did over the prior five years. For this reason, industry research firm IBISWorld has added a report on the Relaxation Drink industry to its growing Wellness & Nutrition & Supplements Report collection.”

11

“The industry’s fast-paced growth was possible because it was from an extremely low base and because there is an established market for sleep aids and products that help people focus. IBISWorld estimates industry revenue grew at a 68.7% annualized rate over five years, including a 49.5% increase from 2010 to 2011 to total $73.7 million”

“There are expected to be nearly 390 different types of relaxation drinks out on the market in 2011; however, the market is not yet saturated. Based on National Health Institute findings, IBISWorld estimates that there are more 53 million Americans that have trouble sleeping. Not only are such people a potential market but also people who have trouble focusing are likely to consume relaxation drinks that are marketed for that purpose. As relaxation beverage producers succeed, new companies are entering into the relaxation drink market. According to IBIS World analyst, AgataKaczanowska, Concentration has increased significantly since the industry began in the mid-2000s. The major companies in the Relaxation Drink Industry include Dream Products LLC, which launched its first product, a relaxation beverage called Dream Water, in January 2010 and Innovative Beverage Group, a beverage distributor and the producer of the popular relaxation drink called drank. In addition, the relaxation drink, ViB, an acronym for vacation in a bottle, launched in 2008, has gradually increased its distribution network.”

“The Relaxation Drink industry is already established and will be growing from a higher base, the potential demand pent-up in the market for relaxation drinks outweighs possible challenges to the industry,” says Kaczanowska.

Article link: http://news.yahoo.com/relaxation-drink-industry-report-now-available-ibisworld-
080418356.html;_ylc=X3oDMTNscHF0OTNvBF9TAzgyMzg5MjUyBGFjdANtYWlsX2NiBG
N0A2EEaW50bAN1cwRsYW5nA2VuLVVTBHBrZwNjMGY1NzY2NS0yYmUxLTNkY2ItO
TE5Ny0xNzViOWJiMDkxN2QEc2VjA21pdF9zaGFyZQRzbGsDbWFpbAR0ZXN0Aw—;_ylv=3

Market Segmentation

Lean Slow Motion Potion’sTM primary market is fans of the hip hop music community, particularly males/females of varying races and ethnicities that are under the age of 40. Not only does the hip-hop culture automatically embrace the brand, but it originally created the “get your lean on” culture. A secondary market exists among adult consumers of all mature ages searching for a non-alcoholic, drug-free beverage that aids in relaxation for the purposes of stress reduction or sleep assistance.

Our sub-contracted flavor house Allen Flavors Industries, located at 23 Progess St., Edison, New Jersey 08820 has the exclusive responsibility to provide the highest level of quality assurance protocol to assure that we attain consistent, high quality herbal ingredients that serve as the active ingredients within our flavored concentrate. Also, Allen Flavors works in conjunction with our sub-contracted bottler Big Springs, Inc. of 514 Clinton Ave, Huntsville, AL 35801 to make sure that the quality controlled active concentrate is properly diluted and mixed in an FDA approved current Good Manufacturing Practices manner to provide ultimate safety for consumer end-use.

12

Material terms with Allen Flavors:

Dewmar must place a valid purchase order for all concentrates and premixes for Lean Slow Motion Potion via the appropriately supplied Allen Flavors Formulation Batch Sheets Form. Dewmar must allow for a minimum of two full weeks in order to have the concentrate order produced and shipped to the bottler for manufacturing. Dewmar is currently required to pay for the product plus its shipping cost immediately prior to Allen Flavors releases the order to the courier for delivery to the bottler. Allen Flavors is supposed to give Dewmar at least 30 days notice for any price increases and is currently considering offering Dewmar credit term.

The material terms with Big Springs, Inc. are:

Minimum production 2,000 cases per flavor if produced during regular 16oz schedule.

All products will be produced on wooden pallets ($10.00 each). Pricing is based upon raw materials cost as of December 2, 2010. Big Springs is to give Dewmar International at least 30 days notice of any price increases of raw materials.

Allen Flavors Mission Statement: Allen Flavors believes in responsibility and accountability in all aspects of our business. Our marketing, our procurement, our recruiting, our impact on the environment and our contributions to our communities, all are part of our responsibilities. Acting with these values, not just expressing them, is how we show our respect for our business, our employees, our customers and our communities.

Big Springs Inc. Statement: The company that currently operates as Big Springs, Inc. was founded in 1902 in Huntsville, Alabama. Over the years, Big Springs, Inc. has grown into one of the best production facilities in the United States.

We produce a wide range of national, regional and private label soft drinks and energy drinks sold throughout the country. At Big Springs, Inc., our goal is to provide excellent customer service and satisfaction. We take pride in producing quality products while offering hands-on service. We have a team approach and are always available to support our customer needs.

With over 100 years of experience in soft drink production, we can assure our customers of the highest quality control standards in the beverage industry. From concept to consumption, Big Springs, Inc. can accomplish your goals. We work with suppliers throughout the country to procure all raw materials used in soft drink production. If you need a product developed, or a state-of-the-art production facility, Big Springs, Inc. can fulfill your needs. Our goal is to deliver a quality product on a continuous and consistent basis.

Market Needs

As rap and hip-hop increased in popularity in the 90’s and first part of the 21st century, a sub-culture emerged in the south centered on “getting your lean on.” This term was a euphemism for the dangerous practice of adding cough syrup to a beverage (carbonated or alcoholic) for the purpose of relaxing. As the practice increased in prominence, some drink makers entered the market with products catered to this culture. The Company’s internal research revealed that consumers wanted a product with a stronger cultural association, a more pronounced physical affect, and more flavor options. The Company’s product is developed by a licensed pharmacist and accomplishes the desired affects with none of the dangerous side effects that accompany the traditional practice of consuming cough syrup-laced beverages recreationally.

13

Many articles over the past years show where the Drug Enforcement Agency and other police officials fight the war against drugs that result in dangerous overdoses and side-effects daily whereas millions of people experiment with prescription cough syrup as a form of illicit drug use to get high by mixing it with different non-alcoholic beverages. The repeat use of prescription cough syrup for recreation can lead to drug abuse that has a number of dangerous drug-induced side-effects, even if the individual is wanting to simply get a good “buzz” or to attain a very deep sleep.

Most recently, one news article reads: “Authorities say they cracked a ring that smuggled prescription-strength cough syrup into Houston to make a deadly potion popular in the hip-hop world. The U.S. Drug Enforcement Administration said the ring used its own rogue pharmacies in California to purchase 97,000 pints of the syrup used to make Purple Drank the Houston Chronicle reported Wednesday.” It continues on to say, “The popular but illegal beverage, a mixture of cough syrup containing codeine with carbonated soda and candy for flavor, sells for nearly twice as much in Houston as it does in Los Angeles, authorities said.”1

The state Texas State Board of Pharmacy featured an article regarding the cultural association of prescription cough syrup abuse where it states, “Syrup is abused across all ethnic and cultural boundaries and its popularity is growing rapidly. Syrup has been glorified in musical lyrics with references to sippin’ syrup…”2

A recent article titled Cough Syrup Abuse written by Stacy Barnes on January 26, 2011 stated, “Cough syrup abuse typically involves taking codeine-promethazine hydrochloride cough syrup and mixing it with soda, alcohol, or candy in a concoction known as ’syzurp’, ’syrup’, or ‘purple stuff’. The ingredients in this concoction make it very easy to develop an addiction. Experts are worried about the danger of this syrup being such a highly trendy drug drink. It may be socially acceptable, but there have been many stories of overdoses or people drinking syrup at a party and falling asleep at the wheel when they drive home. As an opiate it is a very addictive substance. Erratic behavior and insomnia, or an inability to sleep without syrup are the warning signs of needing addiction treatment. Common side effects include confusion, dizziness, double or blurred vision, slurred speech, impaired physical coordination, abdominal pain, nausea and vomiting, rapid heart beat, drowsiness, numbness of fingers and toes, and disorientation. The effects typically last for 6 hours. More serious effects include elevated blood pressure, fainting, and liver damage.”3

Since the CEO of the company is a 15 year plus veteran licensed-registered pharmacist, he has seen these trends in prescription cough syrup abuse as previously noted; therefore he carefully crafted his brand to cater to all of the cultural demands of those who may have already or could potentially abuse prescription cough syrup by first developing an effective formulation that creates a sense of immediate relaxation and calming effect. A secondary yet very important factor includes appeasing the pallets of niche consumers by creating popular tasty flavors. This is supported by implementing unique branding methods, inclusive of creating highly recognizable and popular brand names and flavors, that cater to potential abusers who relate to hip hop music and artists.

14

1Houston Chronicle; Published: Oct. 19, 2011 at 12:02 PM
Read more: http://www.upi.com/Top_News/US/2011/10/19/Four-arrested-in-street-drug-smuggling/UPI-39651319040171/#ixzz1bdSuMrJf

2 Texas State Board of Pharmacy, Newsletter Volume XXV , Number 2; Spring 2001

3Cough Syrup Abuse By Stacy Barnes | January 26, 2011 http://www.unityrehab.com/drug-addiction-treatment-news/addiction-treatment-2/cough-syrup-abuse/

Additionally, it is specifically designed to cater to the hip-hop culture and comes in three flavors: Purp, Easta Pink, and Yella. All three flavors have been repetitively used terminology in popularized rap lyrics over the past 10 years.

Industry Analysis

The Company will operate within the Bottled and Canned Soft Drinks industry (Standard Industrial Classification 2086). The table below shows Dun & Bradstreet data regarding the performance of the businesses in this industry on a national level as well as in the carbonated beverages, nonalcoholic: packaged in cans, bottles subset. 2

Industry: Bottled and Canned Soft Drinks (2086)
Establishments primarily engaged in manufacturing soft drinks and carbonated waters. Fruit and vegetable juices are classified in 2032-2038; fruit syrups for flavoring are classified in 2087; and nonalcoholic cider is classified in 2099. Bottling natural spring waters is classified in 5149.
Market Size Statistics

Estimated number of U.S. establishments: 2,230

Number of people employed in this industry: 111,024

Total annual sales in this industry: $48.9 billion

Average number of employees per establishment: 59

Average sales per establishment (unknown values are excluded from the average): $51.2 million

Market Analysis by Specialty (8-digit SIC Code)

SIC Code	SIC Description	No Bus.	% Total	Total Employees	Total Sales	Average Employees	Average Sales
2086-0301	Carbonated beverages, nonalcoholic: packaged in cans, bottles	239	10.7	13,504	$24 billion	62	$176.6 million

15

Competitive Comparison

The Company competes directly with Drank, Purple Stuff, and Sippin’ Syrup brand beverages. Each of these products has the same target market, but the Company intends to differentiate itself by offering a more herbally effective product with more flavor varieties and stronger cultural identification. More importantly, the Company will provide excellent distributor level support via trained merchandisers and market managers to assist in gaining the niche consumers’ attention immediately for rapid brand awareness that will result in faster product turnover. For more information regarding the Company’s competitive advantages, see Competitive Edge.

2 Dun & Bradstreet, Industry Data for SIC 5149-0000; obtained February 2010

DSD has developed a brand that emphasizes a lifestyle beverage connected with the culture of the Deep South, but still has national consumer appeal. Aligning its brand with hip-hop and rap culture and celebrity spokespeople, the Company’s Lean Slow Motion PotionTM will resonate with consumers as the “gotta-have” relaxation beverage that can ease the mind and body while displaying a level of confident swagger among peers if seen with the beverage in hand. To increase awareness, DSD will create relationships with distributors, supporting these partnerships with various marketing materials that speak directly to the niche market consumers.

With its brand established, the Company will send a clear message about the unique benefits of its flavorful products and how it can help consumers relax effectively and safely. The Company will promote this message using a comprehensive marketing strategy that includes celebrity endorsement to generate attention from its target market. This approach is intended to influence buyers and help the Company achieve the following objectives:

Competitive Edge

DSD sees a unique opportunity in the relaxation beverage market, and intends to capitalize on this by building on the following strengths:

●	Expert brand management;
●	Extraordinary sales support and training to help rapidly penetrate key markets
●	Higher than average profit margins for both distributors and retailers
●	Proven marketing strategy that creates immediate sale-thru to consumers
●	Quality product with a variety of flavors demanded by consumers
●	Formulated by a pharmaceutical scientist.
●	Pioneering experience in successfully launching the most popular relaxation beverage in 2008

16

●	CEO is a licensed pharmacist and respected community icon, yielding instant comfort and rapport with consumers and distributors.
●	Well-versed in recognizing distributor expectations for launching new brands
●	Launched the brand with immediate distribution across six states
●	Ownership is highly-educated in business, marketing, and leadership
●	Privately held company with no extensive chain of command
●	Fast-growing, new-age beverage category
●	Company culture hinges on honesty and integrity
●	Maintains an intimate understanding of its niche market
●	Commitment to building strong alliances with distribution partners
●	Trademarked brand name Lean has been used repeatedly throughout the United States over the past 10 years or more; this shows that the trademarked name shall already have some limited recognition by our targeted consumers. Trademark is under the name of Dewmar International BMC, Inc. which is now DSD.

A significant list of competitors to the Lean Slow Motion relaxation beverage brand along with a description for their products include, but is not solely limited, to:

●	Purple Stuff (16 ounce aluminum can) multiple flavors which include Classic Grape, Berry Calming, Classic Lemon-Lime, Green Apple; describes themselves as a Pro-Relaxation beverage manufactured by Funktional Beverages Inc. of Spring, TX
●	ViB – Vacation In a Bottle (12 ounce aluminum bottle) multiple flavors which include Mango Lime, Pomegranate; describes themselves as “The Happy, Relaxation Drink”, manufactured by Vacation In a Bottle, LLC of Austin, TX.
●	MalavaNovocaine (8 ounce aluminum can) one flavor called Tropical Berry; describes themselves as an all-natural, non-carbonated numbing type of relaxation drink manufactured by Malava Beverages LLC of Newport Beach, CA.
●	Unwind (12 ounce aluminum slim can) three flavors which include Citrus Orange, Goji Grape and Pom Berry; describes their carbonated product as the “Ultimate Relaxation Aid” that is manufactured by Frontier Beverage Company, Inc. of Memphis, TN.
●	Blue Cow (10 ounce plastic bottle) has one flavor that is non-flavored water but plans to add 2 new flavors of green tea and Lazy Lemon; the brand touts itself as the “original relaxation drink” that is manufactured by RelaxCo, Inc. of El Sugundo, CA.
●	Serenity (8.4 ounce aluminum can) has one flavor referred to as a lightly carbonated, nostalgic cream flavor that is manufactured by Apex Beverage, LLC of South Hackensack, NJ.
●	Drank (16 ounce aluminum can) has one carbonated grape-like flavor that labels itself as the “Extreme Relaxation Beverage” that is manufactured by Innovative Beverage Group Holdings, Inc. of Houston, TX.
●	Koma Unwind (12 ounce aluminum can) comes in four different flavors three of which are coffee-based flavors of Creamy Classic, Java Black and Moca Tonight and refers to its non-coffee flavor as a “chillaxation drink”; manufactured by BeBevCo, Inc. of Mooresville, NC.

17

●	Ex Chillout (8.4 ounce aluminum can) whose relaxation drink is advertised as a natural calming drink with Chamomile, Valerian, Lemon Balm extracts sweetened with Fruit Up that is manufactured by Ex Drinks, LLC of Henderson, NV.
●	Mellow Day and Mellow Night (16 ounce plastic bottles) comes in a variety of flavors that includes Peach Mango, Pomegranate, Cane Mint Lime, Melon Agave, Coconut Banana, Dragonfruit, Citrus Vanilla, and Honeydew Mint; manufactured by Mellow Beverage Company of Venice, CA.

Marketing Strategy

The Company will use a variety of advertising channels to increase its exposure among prospective customers. The Company believes that a celebrity spokesperson is essential, and the Company intends to seek out popular hip-hop artists to endorse its products. The Company’s current marketing efforts include the following:

Branding:

●	Point of sale merchandising: Roughly 50% of the Company’s marketing budget will be devoted to posters, pole signs, coolers, racks, and other materials intended to help distributors brand its products in-store through retail merchandising partnerships.

●	Radio: The Company will use radio ads to target listeners who may be interested in the Company’s products. Radio commercial production can be done cost effectively, and provides flexibility to tailor the message to the right customer segment. The Company will spend 25% of marketing dollars on radio promotions.

●	Website: Customers can register on the Company’s official interactive website www.SlowMotionPotion.com. This will allow them to become an active member that can interact with other registered members that are a part of the Slow Motion Potion community. The website also allows consumers to listen to and watch Lean-related hip hop music and videos and participate in chat rooms, blogs, and forums regarding a number of topics of interest to our niche market. The website, which accounts for 5% of the Company’s budget, not only serves as a popular form of entertainment, but also has the capability to generate revenue by providing advertising banner space for sale to businesses seeking advertising opportunities for its target consumer. More importantly, the website gives consumers the opportunity to order the beverage and promotional items such as clothing, t-shirts and hats at a nominal fee from anywhere in the U.S. Lastly, the website is a recruiting tool that provides more information about the Company’s brand to both retailers and distributors.

18

●	Social networking sites: The Company will set up pages and profiles on social networking sites including Facebook, YouTube, and Twitter, to name a few, on behalf of the Lean brand, with 5% of its budget allotted toward advertising online. Social networking sites are an effective way to benefit from word of mouth on the web, and generate interest for the Company from the general public. The Company may also place advertisements on these sites. Customers can “become a fan” of Lean Slow Motion PotionTM on Facebook or “follow” the Company’s Twitter feed in order to gain access to special discounts or promotions. Advertising on social networking sites is considered one of the most lucrative ways to generate return on investment (ROI), higher even than other online advertising methods and television. [3]

●	Billboard advertising: The Company will create a variety billboards advertising, inclusive of mobile advertising on sales route vehicles such as adhesive vinyl wraps on cargo vans and trucks, advertising its products and services along busy roads and on highways throughout each distribution territory. These billboards will both help increase brand recognition in the general populace and build the Company’s reputation as a quality provider of safe relaxing beverages. The Company will allow 10% of its budget to accommodate billboard marketing.

●	Tradeshows and Events: Beverage industry tradeshows are fundamental in notifying potential new distributing partners and retailers, especially retail chain stores, about the brand’s presence. The Company will attend a number of annual tradeshows sponsored by national convenience store associations, international beverage cooperative groups, and localized distributor organizations several times per year as a major recruiting tool. The Company will also participate in local indoor and outdoor events to support local distributors in bringing consumer awareness to the brand. This includes concerts, on-campus collegiate tours, sporting events, fairs and other related local but relevant events. This will cumulatively account for 8% of the budget.

●	Print media: Print advertisements will be placed in magazines and trade journals geared toward both the Company’s demographic, as well as potential distributors, and will account for 2% of its budget. These advertisements will provide information about the Company, where to shop online, and where to purchase in a store near you. Ads will also list the benefits associated with Lean Slow Motion PotionTM.

Business-to-Business:

●	Direct sales: The Company will use direct sales calls, presentations, and appointments with prospective distributors who have existing retail accounts throughout the United States. The Company will leverage current relationships and will also forge new ones by implementing an outside sales force to achieve its overall business objectives.

19

3Saleem, Muhammad. Pronet Advertising. “Social Network Ad Spending and Return on Investment.” May 13, 2007. Obtained at: http://tinyurl.com/ywlcn3

List of States Dewmar has/had Distributors

States marked “Currently” reflect states that the Company has shipped product to within the past 6 months to a distributor that has sold product in that state.

States marked “Had” means that no distributor has sold product in that state within the last 6 months to the Company’s knowledge.

●	Arkansas—Currently
●	Alabama—Currently
●	Florida—Had
●	Georgia—Had
●	Iowa—Currently
●	Illinois—Currently
●	Louisiana—Currently
●	Massachusetts—Had
●	Maryland—Had
●	Michigan—Currently
●	Minnesota—Currently
●	Missouri—Currently
●	Mississippi—Currently
●	Nevada—Had
●	North Carolina—Currently
●	Nebraska—Currently
●	New York—Had
●	Oklahoma—Currently
●	Pennsylvania—Had
●	South Carolina—Had
●	Tennessee—Currently
●	Texas—Currently
●	Virginia—Currently
●	West Virginia—Had

Item 5.01 Changes in Control of Registrant.

On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc.(“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock. DSD is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions. The Exchange Agreement is attached hereto as Exhibit 3.

20

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Board of Directors meeting on Oct. 31, 2011 Marco Moran was appointed as a Director, President, CEO Secretary and Treasurer. Kevin Murphy resigned as President and CEO and Howard Bouch resigned as Secretary and Treasurer with both retaining their seats on the Board.

Marco Moran, CEO, President, Secretary, CFO, Treasurer, Director, Chief Accounting Officer

From 2009 – Present, CEO of Dewmar International, BMC, Inc. Clinton, MS

From May 2008 – July 2009, CEO of Unique Beverage Group, LLC in Raymond, MS.

From March 2007 — November 2008 Staff Pharmacist; Baptist Health System in Jackson, MS.

From August 2006 – March 2007 Staff Pharmacist Accredo Nova Factor in Memphis, TN.

From 2004 – August 2006 Staff Pharmacist, River Region Medical Center in Vicksburg, MS.

As Chief Executive Officer of DSD, Marco Moran is responsible for product oversight, research and development, quality control, strategic planning, and sales and marketing efforts. He also provides leadership to the Company, as well as developing its strategic plan to advance its mission and objectives, and to promote revenue, profitability, and growth. Dr. Moran also oversees Company operations to insure production efficiency, quality, service, and cost-effective management of resources.

Dr. Moran has specific experience, qualifications, attributes and skills that led to the conclusion that Dr. Moran should serve as a director of the Company In 2008, he began Unique Beverage Group, LLC, where he branded his first beverage and learned how to take a product to market, leading him to develop his current enterprise. Dr. Moran was previously a Pharmacist for several years throughout the South. From 2007 to 2008 he served in this role for MS Baptist Health System, preceded by one year with Accredo Nova Factor as its Pharmacist and Project Manager in Memphis. From 2004 to 2006, Dr. Moran was employed in the same capacity for River Region Medical Center in Vicksburg, Mississippi, where he managed Six Sigma project teams to assist administration in meeting annual corporate financial objectives. He also owned the financial services firm Wiser Tax Pros. During his first two years as a business owner he also worked for CVS Pharmacy in Mobile and Tuscaloosa. Dr. Moran began his career as the Director of Pharmacy and Regulatory Affairs for INO Therapeutics, Inc. in Port Allen, Louisiana. He served as a Graduate Assistant and Instructor during his MBA studies, and previously served at the U.S. Naval Hospital in Camp Lejeune, North Carolina as a Medical Services Officer and Pharmacist. Dr. Moran holds graduate degrees in Business Administration and Pharmaceutical Science from the University of Louisiana at Monroe, and was briefly a law student before becoming an entrepreneur. Dr. Moran has completed various training through BevNet since 2009, including branding, packaging, and entrepreneur coursework to enhance his knowledge of the beverage industry.

21

In addition to Dr. Dr. Moran being a pharmacist since 1996, his professional and entrepreneurial experiences have varied tremendously since gaining his first collegiate degree until the completion of his second post-graduate degree.

Immediately upon graduation from pharmacy school, Dr. Dr. Moran was enrolled into the United States Navy as a Commissioned Naval Officer within the Medical Service Corp where he first completed Officer Indoctrination School in Newport, Rhode Island. He then worked as a pharmacist at U.S. Naval Hospital Camp Lejeune, NC where he was promoted from the rank of Ensign to Lieutenant Junior Grade. After fulfilling his obligation in serving our country as a military officer, Dr. Dr. Moran then enrolled in graduate school at his alma mater in a dual post-graduate Pharmaceutical Sciences and MBA program while working full-time as a pharmacist at a number of retail chain pharmacies such as CVS, Rite Aid and Walgreens. After completion of the two graduate programs, Dr. Dr. Moran tried his hand at entrepreneurship where he created his own seasonal chain of sno-ball stands on popular street corners and in at local area malls. During the same time period Dr. Dr. Moran then accepted a position as a full-time Director of Pharmacy for a Lousiana-based pharmaceutical manufacturing facility where he worked for a year. He then moved to more challenging and higher paying staff pharmacist positions at hospital settings in the state of Mississippi.

Two years into working as a hospital pharmacist, Dr.Dr. Moran took particular interest in a beverage product brand called drankTM where he secured a deal with the brand owner Innovative Beverage Group, to self-distribute the brand throughout the states of Louisiana, Mississippi, Arkansas and Texas. This led to the creation of the beverage distribution company Unique Beverage Group, LLC.

He then successfully created a distribution and marketing strategy that he successfully implemented to introduce the relatively new relaxation beverage brand to 4 new, large markets. During this time period, Dr.Dr. Moran developed a “go-to-market” approach for the relaxation beverage whereas he successfully recruited and trained individuals, wagon-jobbers and small distributors on how to properly introduce this new category of brands to new retail accounts. More importantly, this method was expanded to teach individuals how to introduce the brand to larger distributors who would in turn gain an interest in purchasing larger quantities of beverages for resale.

Six months into Dr. Moran’s efforts in introducing the relaxation beverage to new markets, he decided to discontinue his job as a hospital pharmacist in Mississippi and decided to travel full-time throughout 4 Southern states recruiting and training new beverage distributors to become sub-distributors of the relaxation beverage drank TM within his rapidly going Unique Beverage Group network. Even more, Dr. Moran began expanding his working knowledge of the beverage industry by attending national trade shows as well as educational beverage industry workshops and conferences. After getting a better understanding of the entire industry as a whole, and after having contract issues with Innovative Beverage Group, Dr. Moran decided to create his own separate beverage industry brand management company and beverage.

22

The company was called Dewmar International Brand Management Company, Inc. and the relaxation beverage brand is called Lean Slow Motion Potion. Dr. Moran decided then to dissolve Unique Beverage Group and transfer all attention and efforts to promoting and distributing the new Lean brand of relaxation beverages. Dr. Moran sought professional, business and legal counsel to set up the appropriate entity and to help train him in becoming a more knowledgeable, successful CEO. Moreover, Dr. Moran further continued to educate himself on all aspects of business via Fred Pryor learning seminars as well as continued beverage industry workshops and educational programs as it pertained to branding, building strong teams, recruiting distributors and all aspects of the industry that is mandatory for success. He then recruited a small number of key personnel to help run the office and to generate revenues for the company in the form of beverage sales. Dr. Moran took on the role of overseeing the sales division, marketing division and public relations to name a few.

The current status of UBG, LLC is that it is a Louisiana LLC whose filings are a number of years delinquent, due to the fact that Dr. Moran no longer intends to conduct business through that entity.

RELATED PARTY TRANSACTIONS

During the periods ended May 31, 2011 and 2010, the Company engaged with a distributor that is wholly-owned by the Company’s CEO, Marco Moran. The distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors and for the fulfillment of online sales orders. As of May 31, 2011 and 2010, the Company recorded net product sales in the amounts of $23,080 and $1,080, respectively, to the related party distributor and accounts receivable in the amounts of $20,531 and $1,758, as of May 31, 2011 and November 30, 2010, respectively.

As of May 31, 2011, the Company was due a total of $30,881, from an entity wholly-owned by our CEO, Marco Moran, in the form of an unsecured line of credit. The line of credit bears 0% interest and is due on demand.

Exhibits

No.	Exhibits
3.	Exchange Agreement*

99a	Marketing Agreements **

99b	Distribution Agreements **

*Previously filed in 8K filed Nov. 1, 2011

**Previously filed in 8K filed August 3, 2012

23

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 20, 2013

DEWMAR INTERNATIONAL BMC, INC.

By:	/s/ Marco Moran

Marco Moran, President and

Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
3	Exchange Agreement *

99a	Marketing Agreements **

99b	Distribution Agreements **

*Previously filed in 8K filed Nov. 1, 2011

**Previously filed in 8K filed August 3, 2012

24